UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ACA Capital Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2007

Dear Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of ACA Capital Holdings, Inc., on Wednesday, May 16, 2007 at 11:00 a.m. (Eastern Daylight Time) at our offices at 140 Broadway, 47th Floor, New York, New York 10005. The accompanying Notice of 2007 Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders at the meeting.

Whether or not you are able to attend, it is important that your shares be represented at the meeting. Accordingly, we ask that you please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. Alternatively, you can vote your proxy by telephone or through the Internet by following the instructions on the enclosed proxy card. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally.

Along with the attached Proxy Statement, we are also sending you the ACA Capital 2006 Annual Report, which includes our 2006 Annual Report on Form 10-K and financial statements.

As the representation of stockholders at the meeting is very important, we thank you in advance for your participation.

Sincerely yours,

Alan S. Roseman
Deputy Chairman of the Board of
Directors, President and Chief Executive Officer

ACA CAPITAL HOLDINGS, INC.

140 Broadway, 47th Floor
New York, New York 10005
(212) 375-2000
www.aca.com

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of ACA Capital Holdings, Inc. (“ACA”) will be held on May 16, 2007 at 11:00 a.m., EDT, at ACA’s offices at 140 Broadway, 47th Floor, New York, New York 10005 to consider and vote upon the following matters:

1.                To elect nine directors for terms of one year each, to serve until their successors have been duly elected and qualified;

2.                To ratify the selection of Deloitte & Touche LLP as ACA’s independent registered public accounting firm for 2007; and

3.                To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record as of the close of business on March 27, 2007 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection during normal business hours beginning May 6, 2007 at ACA’s offices at 140 Broadway, 47th Floor, New York, New York 10005.  Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided to ensure that your shares of common stock are represented at the meeting. You may also vote your shares by telephone or through the Internet by following the instructions on the enclosed proxy card. If you attend the meeting in person, you may vote your shares of common stock at the meeting, even if you have previously sent in your proxy.

By Order of the Board of Directors,

Nora J. Dahlman
Senior Managing Director, General Counsel
and Secretary

New York, New York
April 25, 2007

If you vote by telephone or on the Internet, you do not need to return your proxy card.

PROXY STATEMENT FOR ACA CAPITAL HOLDINGS, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

We are providing this proxy statement (“Proxy Statement”) in connection with the solicitation by the Board of Directors (“Board”) of ACA Capital Holdings, Inc. (“ACA”, “Company”, “we”, “us” or “our”) of proxies to be voted at our 2007 Annual Meeting of Stockholders and at any adjournment or postponement thereof (“Annual Meeting”).

This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The Notice of 2007 Annual Meeting, this Proxy Statement, the form of proxy card and the voting instructions are being mailed starting April 25, 2007.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•        the election of nine directors; and

•        the ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as ACA’s independent registered public accounting firm for 2007.

What is ACA’s Board’s voting recommendation?

Our Board recommends that you vote your shares “FOR” each of the nominees of the Board, and “FOR” the ratification of the selection of Deloitte as ACA’s independent registered public accounting firm for 2007.

Who is entitled to vote at the Annual Meeting?

Holders of ACA common stock at the close of business on March 27, 2007 are entitled to receive the Notice of 2007 Annual Meeting and to vote their shares at the Annual Meeting. On that date, there were 36,562,756 shares of ACA common stock outstanding. ACA common stock is our only class of voting stock.

How many votes do I have?

You will have one vote for every share of ACA common stock that you owned at the close of business on March 27, 2007.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with ACA’s transfer agent, Mellon Investor Services LLC, you are considered the “stockholder of record” with respect to those shares. The Notice of 2007 Annual Meeting, this Proxy Statement, the proxy card and our annual report for the year ended December 31, 2006 (the “2006 Annual Report”) have been sent directly to you by Mellon Investor Services LLC.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.”  The Notice of 2007 Annual Meeting, this Proxy Statement, the proxy card and the 2006 Annual Report have been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following the instructions on the voting instruction card for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by our Board.

By telephone or on the Internet

Instead of submitting your vote by mail on the enclosed proxy card, you may vote via the Internet or by telephone. Please note that there are separate Internet and telephone arrangements depending on whether you are a stockholder of record (that is, if you hold your stock in your own name) or you are a beneficial owner and hold your shares in “street name” (that is, if your stock is held in the name of your broker, bank or other nominee).

If you are a stockholder of record, you may vote by telephone, or electronically through the Internet, by following the instructions provided on your proxy card. If you are a beneficial owner but not the record owner since you hold your shares in “street name”, you will need to contact your broker, bank or other nominee to determine whether you will be able to vote by telephone or electronically.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote in person.

In person at the Annual Meeting

All stockholders may vote in person by ballot at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares but not the record holder, you must obtain a legal proxy from your broker, bank or other nominee and present that legal proxy to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•        written notice to the Company’s Secretary at the address indicated on page 4 under “Can a stockholder communicate directly with our Board?”;

•        timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•        attending the Annual Meeting and voting in person by ballot.

If you are a beneficial owner of shares but not the record holder, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual

Meeting if you obtain a legal proxy as described in the answer to the previous question. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What votes need to be present to hold the Annual Meeting?

Under our Bylaws, the presence, in person or by proxy, of the holders of a majority of our outstanding common stock on March 27, 2007 entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Proposal 1: Elect Nine Directors

The nine nominees for director who receive the most votes will be elected. If you do not vote for a nominee, or you indicate “withhold authority to vote” for any nominee on your proxy card, your vote will not count either for or against the nominee.

Proposal 2: Ratify Selection of Independent Auditors

The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting is required to ratify the selection of Deloitte as ACA’s independent registered public accounting firm for 2007. If you “abstain” from voting, it has the same effect as if you voted “against” this proposal.

How are votes counted?

In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our Board.

What is the effect of broker non-votes?

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under current policy of the New York Stock Exchange (“NYSE”), a broker, bank or other nominee may exercise discretionary voting power for both the election of directors and the ratification of the selection of Deloitte.

Who will count the votes?

Representatives of our transfer agent, Mellon Investor Services LLC, will tabulate the votes and act as inspectors of election at the Annual Meeting.

Is voting confidential?

We maintain a policy of keeping all the proxies and ballots confidential. The inspectors of election will forward to management any written comments that you make on the proxy card.

What are the costs of soliciting these proxies and who will pay them?

We will bear all costs of solicitation. Upon request, we will reimburse banks, brokers, and other nominees for the expenses they incur in forwarding the proxy materials to you.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to our mailing the proxy materials, members of our Board, officers and employees may solicit proxies by telephone, by fax or other electronic means of communication, or in person. They will not receive any compensation for their solicitation activities in addition to their regular compensation. We have not engaged an outside solicitation firm.

Where can I find the voting results?

We will publish the voting results in our Quarterly Report on Form 10-Q for the second quarter of 2007, which we will file with the Securities and Exchange Commission (“SEC”) in August 2007. You will be able to find the Form 10-Q on ACA’s Internet site at www.aca.com, as well as on the SEC’s EDGAR database at www.sec.gov.

Can a stockholder communicate directly with our Board?

Stockholders and other interested parties may communicate with members of our Board by writing to ACA’s General Counsel and Secretary at ACA Capital Holdings, Inc., 140 Broadway, 47th Floor, New York, New York 10005 or by sending an e-mail to ACA’s General Counsel and Secretary at ndahlman@aca.com. Our General Counsel and Secretary will forward all appropriate communications directly to our Board or to any individual director or directors, depending upon the facts and circumstances outlined in the communication.

We have also established methods for employees, stockholders and other interested parties to communicate concerns regarding the conduct of ACA or any of its people, including with respect to our accounting controls or auditing matters. You may visit our Internet site at www.aca.com/investor/corporate, where you will see instructions on how to report such concerns. Concerns can be reported anonymously, if you so choose.

Whom should I call if I have any questions?

If you have any questions about the Annual Meeting or your ownership of ACA common stock, please contact our transfer agent at:

Mellon Investor Services LLC
480 Washington Boulevard
Jersey City, NJ 07310-1900
Telephone:  (877) 785-9668
TDD for Hearing Impaired:  (800) 231-5469
Foreign Stockholders:  (201) 680-6578
TDD for Foreign Hearing Impaired Stockholders:  (201) 680-6610
Website Address: www.melloninvestor.com/isd

INFORMATION ABOUT THE ANNUAL REPORT

Will I receive a copy of our annual report?

We have mailed you a copy of the 2006 Annual Report with this Proxy Statement. The 2006 Annual Report includes our audited financial statements, along with other financial information, and we urge you to read it carefully.

How can I receive a copy of our 10-K?

You can obtain, free of charge, a copy of our 2006 Annual Report on Form 10-K for the year ended December 31, 2006 (“2006 Form 10-K”), by:

•       accessing our Internet site at www.aca.com; or

•       writing to:

ACA Capital Holdings, Inc.
140 Broadway, 47th Floor
New York, New York 10005
Attention:  Director of Investor Relations

You can also obtain a copy of our 2006 Form 10-K and other periodic filings with the SEC from the SEC’s EDGAR database at www.sec.gov.

CORPORATE GOVERNANCE

Operation and Meetings

Our Board is responsible for broad corporate policy and the oversight of the management of our Company. Members of the Board are kept informed about our Company’s business by various documents sent to them before each meeting and oral reports made to them during these meetings by members of the Company’s management. The full Board is also advised of actions taken by the various committees of our Board by the Chairpersons of those committees. Directors have access to all of our books, records and reports, and members of management are available at all times to answer their questions. Management also communicates with the various members of our Board on a regular informal basis as is needed to effectively oversee the activities of our Company.

During 2006, our Board held four (4) regularly scheduled meetings and two (2) special telephonic meetings. Our Board also acted seven (7) times by consent action. Each then incumbent director attended at least 75% of the total regularly scheduled and special meetings of the Board and the Board committees on which such director served in 2006. For more information, see “—Committees—Committee Membership as of March 27, 2007 and Meetings Held During 2006” below. Our outside (non-management) directors also held regularly scheduled executive sessions without members of management present at which David E. King, chairman of our Board, presided. In 2006, the outside directors met in executive session four (4) times. Beginning in 2007, the Board will schedule at least one executive session per year that includes only independent directors consistent with the listing standards of the NYSE. The procedure by which a presiding director is selected for each such executive session will be determined at the time of the first such meeting. In addition, all director nominees are encouraged to attend our annual meetings of stockholders.

Pursuant to a stockholders agreement, BSMB/ACA LLC has the right to designate a Board observer to attend each meeting of the Board and any Board committee. This observer is subject to the same guidelines and policies as our directors, such as our Code of Conduct and our Securities Trading Policy. However, our Board may exclude such observer from any such meeting to the extent provided for in the stockholders agreement. The various directors and executive management may also invite other individuals to attend our Board meetings from time to time. Such attendees are also subject to the same guidelines and policies as our directors. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below.

Communications with Directors

Stockholders and other interested parties wishing to communicate with our Board may send a written communication addressed to our General Counsel and Secretary at our principal executive offices. Our General Counsel and Secretary will forward all appropriate communications directly to our Board or to any individual director or directors, depending upon the facts and circumstances outlined in the communication.

Director Independence

The Policy Regarding Director Independence Determinations, which was recommended by the nominating and governance committee and approved by our Board, contains guidelines to assist the Board in its determination of director independence. These guidelines meet the listing standards of the NYSE. To qualify as independent under these guidelines, our Board must affirmatively determine that a director has no material relationship with us, other than as a director. The Policy Regarding Director Independence Determinations, as in effect from time to time, is available free of charge on our Internet site at www.aca.com. The Policy Regarding Director Independence Determinations is also available in print to any stockholder who requests it by writing to ACA Capital Holdings, Inc., at 140 Broadway, 47th Floor, New York, New York 10005, Attention: General Counsel.

Pursuant to the Policy Regarding Director Independence Determinations, in 2006 our Board undertook a review of the independence of our directors. During this review, our Board considered transactions and relationships between each director, any member of his or her immediate family or any company or tax-exempt organization at which he or she is an executive officer, has an ownership interest in or is a director of, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. This review included consideration of the transactions and relationships reported under “Certain Relationships and Related Party Transactions” below. Our Board also examined transactions and relationships between directors or their affiliates and members of our Company’s senior management and their affiliates. As provided in the Policy Regarding Director Independence Determinations, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, our Board affirmatively determined that five of the nine directors nominated for election at the Annual Meeting—namely, David M. Barse, John G. Berylson, Douglas L. Jacobs, William H. Lacy and Warren A. Stephens—are independent of our Company and its management under the standards set forth in the Policy Regarding Director Independence Determinations.

Committees

Our Board has the authority to delegate the performance of certain oversight and administrative functions to subcommittees of the Board. Our Board currently has an audit and investment committee, a compensation committee, a nominating and governance committee, a risk oversight committee and an executive committee. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each committee has adopted a charter which is reviewed annually by that committee and changes, if any, are recommended to our Board for approval. The charters for the audit and investment committee, the compensation committee and the nominating and governance committee are subject to certain NYSE rules, and our charters for those committees comply with such rules. Copies of the committee charters, as in effect from time to time, are available free of charge on our Internet site at www.aca.com. The charters are also available in print to any stockholder who requests them by writing to ACA Capital Holdings, Inc., at 140 Broadway, 47th Floor, New York, New York 10005, Attention: General Counsel. In addition, a copy of the audit and investment committee charter as currently in effect is attached as Appendix A to this Proxy Statement.

The following table shows the membership of each committee of our Board as of March 27, 2007 and the number of meetings held by each committee during 2006:

Committee Membership as of March 27, 2007 and Meetings Held During 2006

	Audit and		Nominating and	Risk
	Investment	Compensation	Governance	Oversight	Executive
Director	Committee	Committee	Committee	Committee	Committee
Alan S. Roseman				X	X
Edward U. Gilpin
David E. King		Chair	Chair	Chair	Chair
David M. Barse		X			X
John G. Berylson		X
Douglas L. Jacobs	Chair	X		X
Robert Juneja	X
William H. Lacy	X		X	X
Warren A. Stephens			X
Number of 2006 Meetings	7	4	1	4	0

Audit and Investment Committee

The audit and investment committee was established to assist the Board in its oversight of the integrity of our financial reporting process, our system of internal controls, the audit process and the performance, qualification and independence of our independent auditors. The audit and investment committee currently consists of Douglas L. Jacobs (chairman), Robert Juneja and William H. Lacy. Under the stockholders agreement, the number of members of the audit and investment committee cannot exceed five and is required at all times to include at least one member who was nominated by BSMB/ACA LLC, subject to compliance with applicable securities laws and the rules and regulations of the NYSE. Currently, that member is Mr. Juneja. Our Board has determined that Messrs. Jacobs and Lacy are independent under the current NYSE independence requirements and SEC rules, Mr. Jacobs meets the SEC criteria for an “audit committee financial expert,” and each of the members are “financially literate” under the rules of the NYSE. Within 12 months after our listing on the NYSE (no later than November 10, 2007), all of the members of the audit and investment committee will be independent as of such date in accordance with the NYSE and SEC rules.

The audit and investment committee’s primary duties and assigned responsibilities are to:

•       oversee the audit and other services of our independent auditors and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent auditors, who are to report directly to the audit and investment committee;

•       serve as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements as they relate to our financial statements, our financial reporting processes and related internal control systems and the performance, generally, of our internal audit function;

•       resolve any disagreements between management and our independent auditors regarding financial reporting;

•       review and discuss with management and our independent auditors our quarterly financial statements, our annual audited financial statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our Form 10-Q and Form 10-K filings with the SEC; and

•       oversee, direct and review the management of our investment portfolios.

The audit and investment committee charter also mandates that the audit and investment committee pre-approve all audit, audit-related, tax and other services conducted by our independent auditors. The audit and investment committee also approves budgets for the pre-approved audit, audit-related, tax and other services to be performed by our independent auditors, as well as for the accounting services provided by other accounting firms. In the first quarter 2007, the audit and investment committee passed a resolution authorizing the chairman of that committee to approve all such services with fees less than $50,000 and to report all such approvals to the full committee at its next regularly-scheduled meeting.

A copy of the audit and investment committee charter is attached as Appendix A to this Proxy Statement.

Compensation Committee

The compensation committee was established to discharge the Board’s responsibilities relating to the compensation of our executive officers, and to administer and implement our incentive compensation plans and equity-based plans. The compensation committee currently consists of David E. King (chairman), Douglas L. Jacobs, David M. Barse and John G. Berylson. Under the stockholders agreement, the number of members of the compensation committee cannot exceed five and is required at all times to include at least one member who was nominated by BSMB/ACA LLC, subject to compliance with applicable securities laws and the rules and regulations of the NYSE. Currently, that member is Mr. King. Our Board has determined that Messrs. Jacobs, Barse and Berylson are independent under the current NYSE independence requirements and SEC rules. Within 12 months after our listing on the NYSE (no later than November 10, 2007), all of the members of the compensation committee will be independent as of such date in accordance with the NYSE rules. In 2005 and 2006, the compensation committee engaged the firm of McLagan Partners to assist in benchmarking pay levels against the comparable market to support the attraction and retention of qualified management and related staff. Under the terms of its charter, the primary duties and assigned responsibilities of the compensation committee include the following:

•       establish and annually review our compensation philosophy and ensure it fairly rewards our Chief Executive Officer (the “CEO”) and other senior executives;

•       annually review and approve corporate goals and objectives relevant to compensation of the CEO and determine and approve the CEO’s compensation levels;

•       annually review and approve the CEO’s compensation recommendations for the other senior executives; and

•       review and administer our Company’s incentive compensation and equity-based plans, including the approval of awards to be granted thereunder.

For additional information regarding the compensation committee’s processes and procedures for the consideration and determination of executive compensation, please see “Compensation Discussion and Analysis” below.

Nominating and Governance Committee

The nominating and governance committee was established to assist the Board in fulfilling its responsibilities with respect to the governance of our Company. The nominating and governance committee currently consists of David E. King (chairman), Warren A. Stephens and William H. Lacy. Under the stockholders agreement, the number of members of the nominating and governance committee cannot exceed five and is required at all times to include at least one member who was nominated by BSMB/ACA LLC, subject to compliance with applicable securities laws and the rules and regulations of the NYSE. Currently, that member is Mr. King. Our Board has determined Messrs. Stephens and Lacy are independent under the current NYSE independence requirements. Within 12 months after our listing on the NYSE (no later than November 10, 2007), all of the members of the nominating and governance committee will be independent as of such date in accordance with the NYSE rules. The charter of the nominating and governance committee specifies the committee’s duties and assigned responsibilities, which include the following:

•       establish criteria for board and committee membership, and recommend to the Board qualified individuals for election to the Board or appointment to board committees;

•       consider and make recommendations to our Board concerning the size and composition of the board and each committee thereof;

•       review the compensation of non-employee directors and make recommendations to the Board concerning compensation of non-employee directors;

•       prepare an annual assessment of the Board and each committee thereof, and assist the Board and each committee in its self-evaluation to determine whether the Board and such committees are functioning effectively; and

•       review and reassess the adequacy of our Corporate Governance Guidelines and recommend any proposed changes thereto to the Board.

The nominating and governance committee also evaluates the performance of our CEO and oversees management development and succession planning in coordination with our compensation committee.

Risk Oversight Committee

The risk oversight committee was established to oversee our credit analysis and risk management processes. The risk oversight committee currently consists of David E. King (chairman), William H. Lacy, Douglas L. Jacobs and Alan S. Roseman. Under the stockholders agreement, the number of members of the risk oversight committee cannot exceed five and is required at all times to include at least one member who was nominated by BSMB/ACA LLC. Currently, that member is Mr. King. Under the terms of its charter, the risk oversight committee’s primary duties and assigned responsibilities include the following:

•       monitor the compliance with our underwriting policies and procedures, and review reports on the performance of our municipal finance and structured finance business sectors;

•       evaluate the tools we use for measuring risk/return and review our risk/return performance;

•       review the guidelines and policies governing the processes for identifying and assessing significant risk or exposures and for formulating and implementing steps to monitor and control such risks and exposures;

•       monitor legal/regulatory risk unrelated to our financial statements; and

•       review management proposals to introduce new product lines, services and information technology initiatives.

Executive Committee

We also have an executive committee, which has the power to act on behalf of our Board with respect to the management and business affairs of our Company during intervals between meetings of our Board to the extent permitted under Delaware law, our Certificate of Incorporation, our Bylaws and the NYSE rules. The executive committee meets on an as needed basis. The executive committee currently consists of

David E. King (chairman), David M. Barse and Alan S. Roseman. While the stockholders agreement does not require that we have an executive committee, the stockholders agreement provides that the composition of any committee of the Board may not exceed five members and is required at all times to include at least one member who was nominated by BSMB/ACA LLC. Currently, that member is Mr. King.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the nominating and governance committee for a position on our Board. The nominating and governance committee will review with our Board the requisite skills and characteristics for new Board members. The nominating and governance committee and our Board will consider an individual’s background, specific skill requirements, diversity and business experience, as well as assess his or her independence pursuant to the Policy Regarding Director Independence Determinations. Copies of our Corporate Governance Guidelines, Code of Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers and Policy Regarding Director Independence Determinations are available free of charge on our Internet site at www.aca.com. These items are also available in print to any stockholder who requests them by writing to ACA Capital Holdings, Inc., at 140 Broadway, 47th Floor, New York, New York 10005, Attention: General Counsel.

Identifying and Evaluating Nominees for Directors

Our Board is responsible for selecting its own members, and delegates the screening process for new directors to the nominating and governance committee, with counsel from the chairman of our Board, the CEO and outside consultants as appropriate. This committee utilizes a number of methods for identifying and evaluating nominees for Board membership. This committee regularly assesses the appropriate size of our Board, and whether any vacancies are anticipated due to retirement or otherwise. In the event our Board elects to increase the number of its members or there is a vacancy on our Board, this committee will consider various potential candidates for director, which may come to the attention of this committee through current Board members, professional search firms, stockholders, or other persons. In connection with the selection and nomination process, this committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the background and qualifications of the current Board members and the specific needs of our Company and our Board. Our Board will look for individuals who have displayed high ethical standards, integrity, and sound business judgment. This process is designed to ensure that our Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

We may from time to time engage a third party search firm to assist our Board and the nominating and governance committee in identifying and recruiting candidates for Board membership.

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee are David E. King (chairman), Douglas L. Jacobs, David M. Barse and John G. Berylson.

Mr. King is a Senior Managing Director of Bear, Stearns & Co. Inc. and an Executive Vice President of Bear Stearns Merchant Banking, LLC, an affiliate of BSMB/ACA LLC, our largest stockholder. Mr. King has been nominated for our Board by BSMB/ACA LLC. See “Certain Relationships and Related Party Transactions” below for a description of any relationships between our Company and BSMB/ACA LLC and its affiliates, none of which were transactions directly involving Mr. King.

None of the members of our compensation committee during 2006 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the board or compensation committee of any company that employed any member of our Board.

Proposal 1—Election of Directors

Nominees for Election as Directors

A Board consisting of nine directors is proposed to be elected to serve a one-year term or until their successors have been elected and qualified. The nine nominees, together with their ages, positions and biographies, are listed below. All of the nominees are currently directors. Our Board is not aware that any nominee named in this Proxy Statement is unable or unwilling to accept nomination or election. If any nominee becomes unable to accept nomination or election, the persons named in the proxy card will vote your shares for the election of a substitute nominee selected by the Board.

Vote Required and Recommendation of Board

The nine nominees receiving the greatest number of votes duly cast for election as directors will be elected. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting, but will not be counted for purposes of calculating a plurality. Therefore, abstentions will have no impact as to the election of directors. Under NYSE regulations, brokers will have discretionary voting power over director elections at the Annual Meeting.

Under the terms of the stockholders agreement, each stockholder that is a party to that agreement has agreed to vote for directors nominated by certain stockholders and each of our employees who is a party to that agreement is required to appoint BSMB/ACA LLC as proxy and attorney-in-fact to vote for the election of directors. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below. The aggregate number of shares of common stock owned by stockholders who are parties to the stockholders agreement as of March 27, 2007 was 29,213,832, which was approximately 79% of our then outstanding common stock.

Our Bylaws provide that the number of directors on the Board can be no fewer than three and no greater than fourteen. The exact number of directors is to be determined from time to time by resolution adopted by our Board. Currently, our Board has set the size at nine directors. Under the stockholders agreement, BSMB/ACA LLC currently has the right to nominate three directors as BSMB/ACA LLC representatives, but has currently nominated only two of these directors. BSMB/ACA LLC also has the right to nominate two independent directors, which it has done. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below. Should BSMB/ACA LLC decide to nominate a third director as a BSMB/ACA LLC representative, our Board will increase the size of the Board as required to accommodate the additional member and in order to comply with the NYSE requirements discussed under “Corporate Governance—Operations and Meetings” above. We are actively reviewing director candidates and may increase the size of our Board at any time.

Our Board unanimously recommends a vote “FOR” the election of the nine nominees listed below.

Name	Age	Position	First Elected Director
David E. King	48	Chairman of the Board	9/04
Alan S. Roseman	50	Deputy Chairman, Chief Executive Officer and President	5/04
Edward U. Gilpin	45	Director, Executive Vice President and Chief Financial Officer	9/04
David M. Barse	44	Director	3/01
John G. Berylson	53	Director	12/00
Douglas L. Jacobs	59	Director	11/04
Robert Juneja	36	Director	9/04
William H. Lacy	62	Director	2/05
Warren A. Stephens	50	Director	2/01

David E. King has been the Chairman of our Board since he became a member in September 2004. He has served since 2001 as a Senior Managing Director of Bear, Stearns & Co. Inc. and an Executive Vice President of Bear Stearns Merchant Banking, LLC, where he oversees the firm’s financial services industry investment activity. BSMB/ACA LLC, an affiliate of Bear Stearns Merchant Banking, LLC, is one of our stockholders. Prior to joining Bear, Stearns & Co. Inc. in 2001, he was a Partner at McCown De Leeuw & Co. in charge of the New York office investment activities. He serves on the board of directors of a number of privately held companies, including the following financial services companies: Cavalry Investments, LLC; Churchill Financial Holdings, LLC; Caribbean Financial Group; and Ironshore Insurance Inc. Mr. King also sits on the advisory board of Falconhead Capital LLC and is a member of the Stony Brook University Graduate School Dean’s Council. Under the terms of the stockholders agreement, Mr. King has been nominated by BSMB/ACA LLC. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below.

Alan S. Roseman has been the Deputy Chairman of our Board and has served as our Chief Executive Officer and President since he joined our Company in May 2004. Prior to joining us, he was the Executive Vice President and Co-Chief Operating Officer, as well as a member of the Executive and Underwriting Committees, of ACE Financial Solutions from 1999 to 2004. Before joining ACE, he served for 11 years as Executive Vice President and General Counsel, and as a member of the Executive Committee, of Capital Re Corporation, a financial guaranty reinsurance company. Mr. Roseman also sits on the board of directors of Caribbean Financial Group, a privately held financial services company. Under the terms of the stockholders agreement, Mr. Roseman is a nominee by reason of his position as our Chief Executive Officer. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below.

Edward U. Gilpin has been a member of our Board since September 2004. Mr. Gilpin has also served as our Executive Vice President and Chief Financial Officer (the “CFO”) since he joined our Company in December 2000. Previously, Mr. Gilpin was a senior investment banker in the Financial Institutions Group at Prudential Securities. Prior to that, Mr. Gilpin was the Chief Financial Officer for an “AAA” start-up venture sponsored by us and Prudential Securities and served in various senior positions at MBIA, Inc. Under the terms of the stockholders agreement, Mr. Gilpin has been nominated as the second management director reserved and was selected by our Chief Executive Officer, Mr. Roseman. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below.

David M. Barse has been a member of our Board since March 2001. He is currently President and Chief Executive Officer of Third Avenue Management LLC, a registered investment company and the investment advisor to the Third Avenue Family of Funds and its affiliated broker dealer, MJ Whitman LLC. Mr. Barse joined Third Avenue in 1991. Third Avenue Trust, one of Third Avenue’s funds, is one of our stockholders. From July 1996 until July 2002, Mr. Barse served as President and Chief Operating Officer of Danielson Holding Corporation and has served on its board of directors since 1996. In 2005, Danielson changed its name to Covanta Holding Corporation. Covanta is a New York Stock Exchange-listed company. Under the terms of the stockholders agreement, Mr. Barse has been nominated by Third Avenue Trust. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below.

John G. Berylson has been a member of our Board since December 2000 and has previously served as our Chairman. Since March 2002, Mr. Berylson has served as Chairman and Chief Executive Officer of Chestnut Hill Ventures LLC, an affiliate of one of our stockholders, Chestnut Hill ACA, L.L.C. Since October 2000, he has served as President of GCC Investments, Inc. From 1993 until October 2000, he served as Senior Vice President and Chief Investment Officer of GC Companies, Inc. Mr. Berylson currently serves on the board of directors of FleetCor Technologies, Inc., a privately held company. Under the terms of the stockholders agreement, Mr. Berylson has been nominated by Chestnut Hill ACA, LLC. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below.

Douglas L. Jacobs has been a member of our Board since November 2004. Since 2003, Mr. Jacobs has been a self-employed investor. From 1995 to 2003, he was Executive Vice President and Treasurer for FleetBoston Financial Group. He joined Fleet Bank in 1988 as Executive Vice President of the Fleet Mortgage Group, responsible for secondary trading and financing and capital markets. Mr. Jacobs’ career began at Citibank in 1972, where he ultimately assumed the position of Division Executive for the Investment Banking Group’s MBS Group. Mr. Jacobs’ other directorships include Fortress Investment Group LLC, a publicly traded company, Hanover Capital Mortgage Holdings, Inc., a publicly traded REIT, Women & Infants Hospital and Trinity Repertory Theatre in Providence, Rhode Island. Under the terms of the stockholders agreement, Mr. Jacobs has been nominated by BSMB/ACA LLC as an independent director. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below.

Robert Juneja has been a member of our Board since September 2004. He has served since 2005 as a Managing Director of Bear, Stearns & Co. Inc. and Bear Stearns Merchant Banking, LLC, and has been with Bear, Stearns & Co. Inc. since 2000. BSMB/ACA LLC, an affiliate of Bear Stearns Merchant Banking, LLC, is one of our stockholders. Prior to joining Bear Stearns, Mr. Juneja was Vice President of Corporate Development at Destia Communications, Inc. from 1999 to 2000. He is a member of the board of directors of the following privately held companies: OnFiber Communications, Inc., Cavalry Investments, LLC and Churchill Financial Holdings, LLC. Under the terms of the stockholders agreement, Mr. Juneja has been nominated by BSMB/ACA LLC. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below.

William H. Lacy has been a member of our Board since February 2005. He is former chairman and chief executive officer of MGIC Investment Corporation, the parent of Mortgage Guaranty Insurance Corporation (MGIC), a private mortgage insurer. Mr. Lacy served in various capacities at MGIC over his 28-year career. He began his career in the secondary mortgage market group, and was appointed President and Chief Executive Officer of MGIC Investment Corporation in 1987. Mr. Lacy retired from MGIC in December 1999. Mr. Lacy has served on several committees including the National Association of Home Builders Mortgage Roundtable, the Lender’s Service, Inc. Advisory Board, and the Fannie Mae Advisory Board. He is a former president of the Mortgage Insurance Companies of America (MICA), an industry trade association, and a member of the board of directors of two other NYSE-listed companies—Johnson Controls, Inc. and Ocwen Financial Corporation. Under the terms of the stockholders agreement, Mr. Lacy has been nominated by BSMB/ACA LLC as an independent director. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below.

Warren A. Stephens has been a member of our Board since February 2001. Since 1986, Mr. Stephens has been the President and Chief Executive Officer of SF Holding Corp. (f/k/a Stephens Group, Inc.), one

of our stockholders, and Stephens Inc. He currently serves on the boards of two other NYSE-listed companies—Dillard’s, Inc. and Alltel Corporation—and numerous privately held companies. Under the terms of the stockholders agreement, Mr. Stephens has been nominated by SF Holding Corp. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below.

Director Compensation for 2006

Pursuant to our policy of compensating directors, only those directors who are not employed by us or our large shareholders are entitled to compensation for service on the Board. We refer to these directors as our “unaffiliated independent directors.”  In 2006, our independent directors were Douglas L. Jacobs and William H. Lacy.

Prior to our initial public offering in November 2006 (“IPO”), each unaffiliated independent director was entitled to receive (i) an annual fee of $20,000 for serving on the Board, (ii) a fee of $5,000 for each Board meeting such director attended and (iii) an additional fee of $1,000 for each committee meeting such director attended ($2,000 if the director was chairman of the committee). In addition, each unaffiliated independent director received a one-time grant of 21,000 options to purchase shares of our common stock (after giving effect to the six for one stock split implemented in August 2006) upon his appointment to the Board.

After our IPO, each unaffiliated independent director became entitled to receive (i) an annual fee of $30,000 for serving on the Board, (ii) an annual grant of 3,077 shares of our restricted common stock pursuant to our Amended and Restated Stock 2006 Incentive Plan, and (iii) an additional fee of $1,000 for each committee meeting attended. The chairman of the audit and investment committee is entitled to receive additional annual compensation of $10,000.

Based on the foregoing information, the following table provides compensation earned for the year ended December 31, 2006 for each director of our Board.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Total
David E. King	$0	$0	$0	$0
David M. Barse	$0	$0	$0	$0
John G. Berylson	$0	$0	$0	$0
Douglas L. Jacobs	$58,335	$1,876	$4,791	$65,002
Robert Juneja	$0	$0	$0	$0
William H. Lacy	$46,668	$1,876	$10,098	$58,642
Warren A. Stephens	$0	$0	$0	$0

(1)          Douglas L. Jacobs and William H. Lacy each earned (i) an annual fee of $20,000 pro-rated for the period of time during 2006 that our Company was not publicly held and $30,000 pro-rated for the period of time during 2006 that our Company was publicly held, (ii) $15,000 and $20,000, respectively, for Board meetings attended for the period of time during 2006 that our Company was not publicly held at $5,000 per meeting, and (iii) $16,000 and $3,000, respectively, for committee meetings attended for the period of time during 2006 that our Company was not publicly held. For the period of time during 2006 that our Company was publicly held, (i) Mr. Jacobs earned $1,667 representing the pro-rated portion of the $10,000 payable to him as chairman of our audit and investment committee and (ii) Mr. Jacobs and Mr. Lacy earned $4,000 and $2,000, respectively, for committee meetings attended.

(2)          Represents the amount of compensation cost recognized by us for 2006 over the requisite service period with respect to restricted stock awards, as computed in accordance with SFAS No. 123(R) (“FAS 123(R)”). A discussion of the assumptions underlying the valuation of these awards is provided in Note 15 to the financial statements included in 2006 Form 10-K. In 2006, Douglas L. Jacobs and

William H. Lacy were each granted 3,077 shares of restricted common stock of our Company that vest in equal installments annually over 3 years.

(3)          Represents the amount of compensation cost recognized for 2006 over the requisite service period with respect to stock option awards granted in years prior to 2006, as computed in accordance with FAS 123(R). Effective January 1, 2006, the Company adopted FAS 123(R) using the prospective method. For disclosure in this table, compensation cost for stock option awards outstanding at the time our Company adopted FAS 123(R) has been estimated as if our Company utilized the modified prospective transition method. The underlying valuation of these awards assumes a volatility of 0%, a discount rate between 3.86% and 3.88%, an expected life of either 3 or 6 years, and dividend yield of 0%. Douglas L .Jacobs was granted 21,000 options to purchase our Company’s common stock in November 2004 and William H. Lacy was granted 21,000 options purchase our Company’s common stock in February 2005, in each case giving effect to the 6 for 1 stock split that occurred in August 2006. Each award of options vests in equal installments annually over 3 years.

SECURITies OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
officers and directors

The table below sets forth information known to us regarding the beneficial ownership of shares of our common stock as of March 27, 2007 by:

•       each person known by us to be the beneficial owner of more than five percent (5%) of our shares of common stock;

•       each of our directors;

•       our CEO and the other four executive officers named in the Summary Compensation Table that appears in this Proxy Statement; and

•       all directors and executive officers, as a group.

Unless otherwise noted below, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law.

The number of shares listed as beneficially owned by each stockholder below is determined to be beneficially owned in accordance with the rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 27, 2007 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Under the terms of the stockholders agreement, certain of our stockholders, including the greater than five percent (5%) stockholders named below (other than Perry Corp.) and our employees who are parties to the stockholders agreement, have agreed to vote for directors nominated by certain stockholders and each of our employees who is a party to the stockholders agreement is required to appoint BSMB/ACA LLC as proxy and attorney-in-fact to vote for the election and/or removal of directors. Schedule 13G filings by all of the parties to the stockholders agreement have been made with the SEC that identify each of the parties to the stockholders agreement. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” below. Accordingly, all of the parties to the stockholders agreement may be deemed to be members of a group, which group would be deemed to beneficially own all the shares held by all of the parties to the stockholders agreement for purposes of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The aggregate number of shares of common stock owned by stockholders who are parties to the stockholders agreement as of March 27, 2007 was 29,213,832, which was approximately 79% of our then outstanding common stock. The table below represents the number of shares owned by each stockholder named below without giving effect to any share these persons may be deemed to beneficially own because they are parties to the stockholders agreement.

Percentage of beneficial ownership is based on 36,562,756 shares of our common stock outstanding as of March 27, 2007. This number revises the number of shares of common stock outstanding reported on the front cover of our 2006 Form 10-K. All share numbers presented are common stock, which is the only class of equity outstanding.

	Shares Beneficially Owned(1)
Beneficial Owners
	Number	Percentage*
5% stockholders
BSMB/ACA LLC(2) c/o Bear, Stearns & Co. Inc. 383 Madison Avenue, 40th Floor New York, NY 10179	10,113,983	27.7%
SF Holding Corp. (f/k/a Stephens Group, Inc.) 111 Center Street Little Rock, AR 72201	4,856,320	13.3%
Third Avenue Trust 622 Third Avenue New York, NY 10017	4,609,411	12.6%
Chestnut Hill ACA, LLC 60 Williams Street, Suite 230 Wellesley, MA 02481	4,011,851	11.0%
Perry Corp.(3) 767 Fifth Avenue New York, New York 10153	2,000,000	5.5%
Named Executive Officers and Directors
Alan S. Roseman(4)	877,784	2.4%
Edward U. Gilpin(5)	390,512	1.1
Laura U. Schwartz(6)	123,358	*
James A. Rothman(7)	143,909	*
Joseph M. Pimbley(8)	144,797	*
David E. King(9)	10,113,983	27.7%
David M. Barse(10)	4,609,411	12.6%
John G. Berylson(11)	4,011,851	11.0%
Douglas L. Jacobs(12)	34,942	*
Robert Juneja(13)	10,113,983	27.7%
William H. Lacy(14)	45,677	*
Warren A. Stephens(15)	4,856,320	13.3%
All Executive Officers and Directors as a Group (14 persons)	25,443,782	67.1%

Unless otherwise indicated in the tables, the address of each of the beneficial owners identified is c/o ACA Capital Holdings, Inc., 140 Broadway, 47th Floor, New York, NY 10005.

*                    Less than 1% of our outstanding common stock.

(1)          Shares beneficially owned includes shares of common stock issuable upon the exercise of outstanding stock options exercisable within 60 days of March 27, 2007 and shares of restricted stock.

(2)          BSMB/ACA LLC is an affiliate of, and is controlled by, Bear Stearns Merchant Banking and an affiliate of The Bear Stearns Companies Inc., a broker/dealer. The Bear Stearns Companies Inc. and John D. Howard, by virtue of his status as the sole member of JDH Management, LLC, may be deemed to share beneficial ownership of shares owned of record by Bear Stearns Merchant Banking and BSMB/ACA LLC. Mr. Howard and The Bear Stearns Companies Inc. share investment and voting power with respect to shares owned by Bear Stearns Merchant Banking and BSMB/ACA LLC, but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. Mr. Howard is employed by Bear, Stearns & Co. Inc., a broker/dealer. The Bear Stearns Companies Inc. is the managing member of Bear Stearns Merchant GP II, LLC, which is the general partner of Bear Stearns Merchant Capital II, L.P., the general partner of Bear Stearns Merchant Banking.

(3)          Shares of common stock beneficially owned are based on a Schedule 13G filed on February 12, 2007 by Perry Corp. and Richard C. Perry.

(4)          Includes beneficial ownership of 542,570 shares of restricted stock and/or common stock for which Mr. Roseman holds options exercisable on or within 60 days of March 27, 2007.

(5)          Includes beneficial ownership of 336,779 shares of restricted stock and/or common stock for which Mr. Gilpin holds options exercisable on or within 60 days of March 27, 2007.

(6)          Includes beneficial ownership of 121,913 shares of restricted stock and/or common stock for which Ms. Schwartz holds options exercisable on or within 60 days of March 27, 2007.

(7)          Includes beneficial ownership of 119,828 shares of restricted stock and/or common stock for which Mr. Rothman holds options exercisable on or within 60 days of March 27, 2007.

(8)          Includes beneficial ownership of 135,297 shares restricted stock and/or common stock for which Mr. Pimbley holds options exercisable on or within 60 days of March 27, 2007.

(9)          Mr. King is a Senior Managing Director of Bear, Stearns & Co. Inc. and an Executive Vice President of Bear Stearns Merchant Banking, LLC, an affiliate of BSMB/ACA LLC. Mr. King disclaims beneficial ownership of any of the shares of common stock owned by BSMB/ACA LLC, except to the extent of his pecuniary interest therein, if any.

(10) Mr. Barse is President and Chief Executive Officer of Third Avenue Management, LLC, an affiliate of Third Avenue Trust. Mr. Barse disclaims beneficial ownership of any of the shares of common stock owned by Third Avenue Trust, except to the extent of his pecuniary interest therein, if any.

(11) Mr. Berylson is Chairman and Chief Executive Officer of Chestnut Hill Ventures, LLC, an affiliate of Chestnut Hill ACA, LLC. Mr. Berylson disclaims beneficial ownership of any of the shares of common stock owned by Chestnut Hill ACA, LLC, except to the extent of his pecuniary interest therein, if any.

(12) Includes beneficial ownership of 15,677 shares of restricted stock and/or common stock for which Mr. Jacobs hold options exercisable on or within 60 days of March 27, 2007.

(13) Mr. Juneja is a Managing Director of Bear, Stearns & Co. Inc. and Bear Stearns Merchant Banking, LLC, an affiliate of BSMB/ACA LLC. Mr. Juneja disclaims beneficial ownership of any of the shares of common stock owned by BSMB/ACA LLC, except to the extent of his pecuniary interest therein, if any.

(14) Includes beneficial ownership of 15,677 shares of restricted stock and/or common stock for which Mr. Lacy hold options exercisable on or within 60 days of March 27, 2007.

(15) Mr. Stephens is President and Chief Executive Officer of SF Holding Corp. (f/k/a Stephens Group, Inc.). Mr. Stephens may be deemed to have beneficial ownership of any of the shares of common stock owned by SF Holding Corp.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and other persons who own more than ten percent (10%) of our outstanding common stock, to file reports of their stock ownership and changes in their ownership of our common stock with the SEC and the NYSE. These same people must also furnish us with copies of these reports.

We have helped our executive officers and certain directors who have requested our assistance to prepare and file the required reports. We have established procedures whereby the executive officers and those directors provide us with the relevant information regarding their transactions in our shares. Based on this information, we prepare and file the required ownership reports on behalf of the executive officers and those directors.

We have performed a general review of the reports prepared and filed either by us or by the filers themselves in 2006. In addition, our executive officers and directors have made written statements to us regarding their ACA common stock ownership. Based on this review of these reports and representations from reporting persons received by us, to our knowledge all our executive officers and directors, and other persons who own more than ten percent (10%) of our outstanding common stock, have fully complied with the reporting requirements of Section 16(a), with the following exceptions:

•       In connection with our IPO, Form 3s were required to be filed by each of William H. Lacy, John G. Berylson, Warren A. Stephens and SF Holding Corp. by November 9, 2006. However, due to delays in receiving the required SEC filing codes, these Form 3s were not filed until November 13, 2006.

•       Form 3s for Drawbridge Special Opportunities Fund LP and Banc of America Strategic Investments Corp. that were also required to be filed by November 9, 2006 were inadvertently not filed until November 15, 2006 (the Banc of America Strategic Investments Corp. filing was amended on November 20, 2006 to add Bank of America Corp /DE/).

•       Form 3s of Life Investors Insurance Company of America and Transamerica Life Insurance Company, as well as their Form 4s disclosing the conversion of our convertible preferred shares into shares of our common stock, were filed on November 9, 2006 but inadvertently listed the wrong entity names. Filings with the correct entity names were made on November 28, 2006.

•       Section 16 filings may have been required to be made by Messrs. Ingato, Larson and Willkomm who are signatories to the stockholders agreement and, therefore, may be deemed members of a greater than 10% ownership group for Section 16 purposes. Although Form 3s were inadvertently not filed for these individuals, Form 5s were timely filed on February 14, 2007.

•       Form 4s for Messrs. Gilpin and Pimbley disclosing their respective purchase of shares of our common stock were inadvertently filed one day late on December 18, 2006.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy.   Our Company is guided by compensation principles directed at attracting, retaining and motivating the most qualified executives for their respective positions and responsibilities. The compensation system is intended to reward superior performance, which is evaluated in part based on contributions to, and increases in, stockholder value. The principal objectives of our Company’s compensation program with respect to our named executive officers are as follows:

•       Establish the most direct connection between the executive’s compensation and his or her performance;

•       Establish current compensation at market competitive levels;

•       Provide for clear alignment between the financial interests of the executive with the broader financial interests of the stockholders by ensuring that the mix of current and long-term compensation strongly promote long-term value creation and liquidity; and

•       Establish a system that is simply understood, efficient to administer and embodies a commitment to the equitable distribution of compensation across departments based on relative performance and contribution.

2006 Compensation Elements.   Our senior management compensation program is overseen by our compensation committee which consists entirely of non-management directors and is composed of two primary components: cash compensation and equity compensation.

(1)         Annual Cash Compensation.   The annual cash compensation component is comprised of base salary and cash bonuses and is intended to drive near-term performance. Our Company strives to set current compensation within the competitive context at levels that are designed to attract top talented professional and related staff, while acknowledging that the Company is somewhat unique and a direct market comparable must be synthesized from various compensation survey data sources. In 2005 and 2006, the compensation committee engaged the firm of McLagan Partners to assist in benchmarking pay levels against the comparable market to support the attraction and retention of qualified management and related staff. Annual cash compensation is targeted to comprise approximately 70%-80% of an executive’s total compensation.

•        Base Salary.   In determining each executive’s base salary, our Company evaluates each executive’s position, experience and performance with reference to the responsibilities of each such individual and market salaries for comparable positions. In order to retain top talented professionals, our Company believes it necessary to set base salaries at least at market medians and to grant cost of living salary increases from time to time. The hiring and salary decisions as they relate to executive management are approved by our Company’s compensation committee.

•        Cash Bonuses.   A meaningful portion of the annual cash compensation is made in the form of an incentive bonus, which is linked to measurable performance metrics established at the beginning of the year. The performance guidelines are a function of objective standards of our Company’s financial performance, the executive’s departmental performance and the senior executive’s individual performance as against defined individual objectives. Such performance criteria include return on equity, operating net income, and net economic margin. For the CEO’s compensation, achievement of these corporate performance goals is weighted 80% and the achievement of qualitative strategic and management goals is weighted 20%. For the other named executive officers, the weighting of corporate goals ranges from 40%-60%, objective departmental financial goals are weighted 30%-50% and individual goals are weighted 10%. Based on performance, actual bonus payments to our Company’s employees can range from 5-10% of base salary for the lowest bonus level to 70%-500% for the highest bonus level. The specific bonus range assigned to an individual relates to the job responsibilities and achievements of that individual and is not specifically tied to the individual’s title. Each of the named executive officers, other than our CEO, are in the second highest bonus level, entitling them, subject to performance both by the individual and our Company and to the approval of the compensation committee, to a bonus in the range of 60% to 400% of their base salary. Our CEO is in the highest bonus level, entitling him, subject to his own performance and the performance of our Company and to the approval of the Compensation Committee, to a bonus between 70% and 500% of his base salary.

(2)         ACA Stock Incentive Plan.   As a component of the annual bonus awarded to senior executives, participation in the Amended and Restated 2006 Stock Incentive Plan has been offered as long term-incentive, intended to align the interests of these senior executives with the long-term growth objectives of our Company’s stockholders. Although the plan comprehends a variety of long-term incentive awards, only stock options and restricted stock have been awarded. The individual long-term incentive awards are based on a percentage target of overall compensation as well as the senior executive’s level of responsibility and potential impact on stockholder value. Stock options and restricted stock are granted the night before the fourth Quarter Earnings announcement and all options are granted with a fair market value exercise price. Options granted vest ratably every six (6) months over a 42-month period from the date of grant and restricted stock vests one-fourth (1/4) annually on each of the first four anniversaries of the date of grant.

Our summary compensation table for the year ended December 31, 2006 includes certain other amounts earned or paid to our named executive officers, including amounts contributed to such executive officers under the employer matching portion of the Company’s 401(k) plan. In addition, we provide standard employee health and reimbursement benefits to our named executive officers which we believe is industry competitive and necessary to attract and retain key individuals.

Our named executive officers are parties to employment agreements. These agreements were individually negotiated and will continue in their current forms until such time as the compensation committee determines in its discretion that revisions are advisable. Each of our named executive officers has a provision in his employment agreement providing for certain severance benefits in the event of a termination without cause or as a result of a “constructive termination.”  These severance benefits are designed to reflect the fact that it may be difficult for our named executive officers to find comparable employment within a short period of time, as well as to ensure that the executives are properly compensated for releasing our Company from any and all claims against it and adhering to the post-termination non-competition and non-solicitation covenants found in their agreements. In addition, on a change of control, the agreements provide for the accelerated vesting of the stock options and restricted stock held by the CEO and the CFO. Accelerated vesting encourages our CEO and CFO to remain employed with our Company through the consummation of a transaction, which is beneficial to our stockholders. The agreement for the CEO also contains a gross-up for certain excise taxes that may be payable by the executive in the event of a change of control. These employment agreements are more fully described under “Compensation of Executive Officers—Employment Agreements” section below and the severance and change of control payments are more fully described under “Compensation of Executive Officers—Potential Payments Upon Termination or Change-of-Control” below.

Individual determinations for the current compensation for each employee below our CEO and senior executives are the responsibility of our CEO and the group managers. Our CEO shall insure that all individual positions are market priced on a current basis.

COMPENSATION COMMITTEE REPORT

The Compensation Committee Report that follows will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act except to the extent that we specifically incorporate the information by reference, and will not otherwise be deemed filed under these Acts.

The compensation committee has reviewed the above Compensation Discussion and Analysis and discussed its contents with management. Based on its review and discussions with management, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
David E. King, Chairman
John G. Berylson
Douglas L. Jacobs
David M. Barse

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows the 2006 compensation of our CEO, our CFO and each of our three most highly compensated executive officers other than the CEO and CFO serving as of December 31, 2006. We refer to these five executive officers as the “named executive officers.”

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
Alan S. Roseman	2006	$650,000	$1,187,762	$256,564	$2,000,000	$35,026	(4)	$4,129,352
Chief Executive Officer, President and Deputy Chairman of the Board
Edward U. Gilpin	2006	$400,000	$15,963	$99,619	$700,000	$25,021	(5)	$1,240,603
Executive Vice President, Chief Financial Officer and Director
Laura U. Schwartz	2006	$275,000	$13,881	$60,044	$750,000	$17,519	(6)	$1,116,444
Senior Managing Director, CDO Asset Management
James A. Rothman	2006	$275,000	$13,881	$60,044	$750,000	$18,769	(7)	$1,117,694
Senior Managing Director, Structured Credit
Joseph M. Pimbley	2006	$275,000	$14,575	$48,262	$700,000	$16,274	(8)	$1,054,111
Executive Vice President, Head of Institutional Risk Management

(1)             Represents the amount of compensation cost recognized by our Company for 2006 over the requisite service period with respect to restricted stock awards granted in 2006 and previous fiscal years, as computed in accordance with FAS 123(R). A discussion of the assumptions underlying the valuation of 2006 awards is  provided in Note 15 to the financial statements included within the 2006 Form 10-K. Effective January 1, 2006, the Company adopted FAS 123(R) using the prospective method. For disclosure in this table, compensation cost for restricted stock awards outstanding at the time our Company adopted FAS 123(R) has been estimated as if our Company utilized the modified prospective transition method. The underlying valuation of these awards assumes a volatility of 0%, a discount rate between 3.29% and 5.25%, an expected life of 3 years, and dividend yield of 0%.

(2)             Represents the amount of compensation cost recognized by our Company for 2006 over the requisite service period with respect to stock option awards granted in 2006 and previous years, as computed in accordance with FAS 123(R). A discussion of the assumptions underlying the valuation of 2006 awards is  provided in Note 15 to the financial statements included within the 2006 Form 10-K. Effective January 1, 2006, the Company adopted FAS 123(R) using the prospective method. For disclosure in this table, compensation cost for stock option awards outstanding at the time our Company adopted FAS 123(R) has been estimated as if our Company utilized the modified prospective transition method. The underlying valuation of these awards assumes a volatility of 0%, a discount rate between 3.29% and 5.25%, an expected life of 3 years, and dividend yield of 0%.

(3)             Amounts reflect payments of performance-based annual cash incentive awards for 2006 performance. See “Compensation Discussion and Analysis” above and “—Grant of Plan Based Awards Table” below.

(4)             Amount includes (i) $15,000 matching contribution under our Company’s 401(k) savings plan, and (ii) an allowance of $20,000 for executive benefits and the promotion of the business of our Company and its subsidiaries.

(5)             Amount includes (i) $15,000 matching contribution under our Company’s 401(k) savings plan, and (ii) an allowance of $10,000 for executive benefits and the promotion of the business of our Company and its subsidiaries.

(6)             Amount includes $15,000 matching contribution under our Company’s 401(k) savings plan.

(7)             Amount includes $15,000 matching contribution under our Company’s 401(k) savings plan.

(8)             Amount includes $15,000 matching contribution under our Company’s 401(k) savings plan.

Grants of Plan-Based Awards Table

The following table provides information about plan-based awards made to the named executive officers in respect of 2006.

		Estimated Future
		Payouts	Stock Awards:	Option Awards:
		Under Non-	Number of	Number of		Grant Date Fair
		Equity Incentive	Shares of	Securities	Exercise or Base	Value of Stock
	Grant	Plan Awards	Stock or	Underlying	Price of Option	and Option
Name	Date(1)	Target($)(2)	Units(#)(3)	Options(#)(4)	Awards($/Sh)	Awards($)(5)
Alan S. Roseman		$2,000,000
Alan S. Roseman	2/9/2006			324,000	$12.66	$1,234,642
Alan S. Roseman	11/9/2006		60,000			$780,000
Alan S. Roseman	11/9/2006			30,000	$13.00	$137,445
Edward U. Gilpin		$700,000
Edward U. Gilpin	2/9/2006			108,000	$12.66	$411,556
Edward U. Gilpin	11/9/2006		34,500			$448,500
Edward U. Gilpin	11/9/2006			105,000	$13.00	$481,058
Laura U. Schwartz		$750,000
Laura U. Schwartz	2/9/2006			60,000	$12.66	$228,638
Laura U. Schwartz	11/9/2006		30,000			$390,000
Laura U. Schwartz	11/9/2006			90,000	$13.00	$412,335
James A. Rothman		$750,000
James A. Rothman	2/9/2006			60,000	$12.66	$228,638
James A. Rothman	11/9/2006		30,000			$390,000
James A. Rothman	11/9/2006			90,000	$13.00	$412,335
Joseph M. Pimbley		$700,000
Joseph M. Pimbley	2/9/2006			42,000	$12.66	$160,045
Joseph M. Pimbley	11/9/2006		31,500			$409.500
Joseph M. Pimbley	11/9/2006			105,000	$13.00	$481,058

(1)             These are the grant dates for the equity based awards.

(2)             Amounts reflect payments of performance-based annual cash incentive awards for 2006 performance. Amounts were paid based on objective standards of our Company’s financial performance, the executive’s departmental performance and the executive’s individual performance. For our CEO’s compensation, achievement of these corporate performance goals was weighted 80% and the achievement of qualitative strategic and management goals was weighted 20%. For the other named executive officers, the weighting of corporate goals ranged from 40% - 60%, objective departmental financial goals were weighted 30% - 50% and individual goals were weighted 10%. See “Compensation Discussion and Analysis” above.

(3)             These restricted stock awards were granted pursuant to the Amended and Restated 2006 Stock Incentive Plan. See
“—Outstanding Equity Awards at 2006 Fiscal Year-End.”

(4)             These stock options were granted pursuant to the Amended and Restated 2006 Stock Incentive Plan. See “—Outstanding Equity Awards at 2006 Fiscal Year-End.”

(5)             Represents the grant date fair value with respect to awards granted in 2006, as computed in accordance with FAS No. 123R. A discussion of the assumptions underlying the valuation of 2006 awards is provided in Note 15 to the financial statements included in the 2006 Form 10-K.

Employment Agreements

Set forth below is a summary of the employment agreements we have with each of our named executive officers. This summary is qualified in its entirety by the detailed provisions of the individual employment agreements. You may refer to the exhibits of our registration statement on Form S-1, as amended, File No. 333-133949 (“Form S-1”), our Quarterly Report on Form 10-Q for the quarter ending September 30, 2006, as well as our 2006 Form 10-K, each on file with the SEC and available on the SEC’s EDGAR database at www.sec.gov for copies of these employment agreements.

Alan S. Roseman.   We have entered into an employment agreement with Alan S. Roseman our President, CEO and Deputy Chairman of our Board. Mr. Roseman’s agreement provides for a term ending on September 30, 2009. Mr. Roseman’s employment will be automatically renewed for successive one year periods, unless either the Company or Mr. Roseman provides three months’ written notice of intent not to renew the employment agreement. The non-renewal of the employment agreement is not a termination entitling Mr. Roseman to severance. Mr. Roseman’s base salary for 2006 was $650,000 and Mr. Roseman was eligible for an annual incentive award with a bonus ranging between 70% and 500% of his annual base salary. In addition, Mr. Roseman was granted 55,869 restricted shares of our Company’s series B senior convertible preferred stock, which was converted into 335,214 shares of common stock concurrently with the closing of our IPO. Two-thirds of these shares have vested and the remaining one-third is scheduled to vest on September 30, 2007. If a “change of control” of the Company, as defined in the employment agreement, occurs during his employment, Mr. Roseman’s restricted stock and stock options will become fully vested.

In connection with a “change of control”, Mr. Roseman will be entitled to a gross-up for any excise taxes imposed on him by section 4999 of the tax code.

If we terminate Mr. Roseman for “cause,” as defined in the employment agreement, we are required to pay him his base salary through the date of termination, accrued but unused vacation pay, any other amounts earned, accrued or owing to him but not yet paid and other benefits in accordance with our applicable plans and programs.

If we terminate Mr. Roseman’s employment without cause or if he terminates his employment as a result of a “constructive termination,” as defined in the employment agreement, we are required to pay him his base salary through the date of termination, accrued but unused vacation pay, any other amounts earned, accrued or owing to him but not yet paid and other benefits in accordance with our applicable plans and programs. In addition, upon his execution of a release of all claims against us, Mr. Roseman will be entitled to (i) a pro-rata annual incentive award for the year of termination calculated on the basis of the prior year’s annual incentive award paid to Mr. Roseman, (ii) a lump sum severance payment equal to two times his base salary as of the date of termination, (iii) full vesting of all restricted stock and stock options and (iv) payment of COBRA premiums for the entire period of eligibility and continued participation in all of our welfare plans until the earlier of one year from termination or the receipt of equivalent coverage from a subsequent employer. Additionally, the post-termination exercise period of Mr. Roseman’s stock options granted on or after November 9, 2006 is one year from the date of termination.

Mr. Roseman is subject to standard non-competition, non-solicitation and confidentiality covenants.

Edward U. Gilpin.   We have entered into an employment agreement with Edward U. Gilpin, our CFO and Executive Vice President. Mr. Gilpin’s agreement provides for a three-year term ending on September 30, 2007. The term of employment will be automatically renewed for successive one year periods, on the same terms and conditions set forth in the employment agreement, unless our Company or Mr. Gilpin provides 60 days’ written notice of intent not to renew the employment agreement. The non-renewal of the employment agreement is not a termination entitling Mr. Gilpin to severance. Mr. Gilpin’s base salary for 2006 was $400,000 and he was eligible for an annual incentive award with a target bonus of 100% of his annual base salary.

If Mr. Gilpin is terminated for “cause”, as defined in his agreement, we are required to pay him his base salary through the date of the termination, accrued but unused vacation pay, any other amounts earned, accrued or owing to him but not yet paid and other benefits in accordance with our applicable plans and programs.

If we terminate Mr. Gilpin’s employment without “cause” or if he terminates his employment as a result of a “constructive termination,” as defined in the employment agreement, we are required to pay him his base salary through the date of termination, accrued but unused vacation pay, any other amounts earned, accrued or owing to him but not yet paid and other benefits in accordance with our applicable plans and programs. In addition, upon the execution of a release of all claims against us, Mr. Gilpin will be entitled to (i) a pro-rata annual incentive award for the year of termination, (ii) a lump sum severance payment equal to two times his base salary as of the date of termination and (iii) payment of COBRA premiums for the entire period of eligibility and continued participation in all of our welfare plans until the earlier of one year from termination and equivalent coverage from a subsequent employer. Additionally, all of Mr. Gilpin’s stock options and restricted stock shall immediately vest upon the occurrence of a “change of control,” as defined in the employment agreement.

Mr. Gilpin is subject to standard non-competition, non-solicitation and confidentiality covenants.

Other Named Executive Officers.   We have entered into employment agreements with Laura U. Schwartz, a Senior Managing Director, James A. Rothman, a Senior Managing Director and Joseph M. Pimbley, an Executive Vice President (collectively, the “Executives”). Each agreement provides for a three-year term ending on September 30, 2007. The term of employment will be automatically renewed for successive one year periods, on the same terms and conditions set forth in each of the employment agreements, unless either the Company or the Executive provides 60 days’ written notice of intent not to renew the employment agreement. The non-renewal of their employment agreements is not a termination entitling the Executives to severance. Each of their base salaries for 2006 was $275,000. Each Executive is eligible for an annual incentive award with a target bonus of 100% of annual base salary.

If an Executive is terminated for “cause”, as defined in each employment agreement, we are required to pay such Executive his or her base salary through the date of the termination, accrued but unused vacation pay, any other amounts earned, accrued or owing to him or her but not yet paid and other benefits in accordance with our applicable plans and programs.

If we terminate an Executive’s employment without cause or if he or she terminates his or her employment as a result of a “constructive termination,” as defined in his or her employment agreement, we are required to pay such Executive his or her base salary through the date of termination, accrued but unused vacation pay, any other amounts earned, accrued or owing to him or her but not yet paid and other benefits in accordance with our applicable plans and programs. In addition, upon the execution of a release of all claims against us, the Executive will be entitled to (i) a pro-rata annual incentive award for the year of termination, (ii) a lump sum severance payment equal to one year of base salary as of the date of termination and (iii) payment of COBRA premiums for the entire period of eligibility and continued participation in all of our welfare plans until the earlier of one year from termination and equivalent coverage from a subsequent employer.

The Executives are subject to standard non-competition, non-solicitation and confidentiality covenants.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)
Alan S. Roseman	308,571	231,429	(1)	$10.38	11/9/2014	111,738	(2)	$1,727,469
Alan S. Roseman	46,285	277,715	(3)	$12.66	2/9/2016	60,000	(4)	$927,600
Alan S. Roseman		30,000	(5)	$13.00	11/9/2016
Edward U. Gilpin	147,480			$10.23	3/31/2011	34,500	(6)	$533,370
Edward U. Gilpin	87,154	65,366	(7)	$10.38	11/9/2014
Edward U. Gilpin	15,428	92,572	(8)	$12.66	2/9/2016
Edward U. Gilpin		105,000	(9)	$13.00	11/9/2016
Laura U. Schwartz	29,184			$12.13	3/20/2012	30,000	(10)	$463,800
Laura U. Schwartz	26,184	19,638	(11)	$10.38	11/9/2014
Laura U. Schwartz	8,571	51,429	(12)	$12.66	2/9/2016
Laura U. Schwartz		90,000	(13)	$13.00	11/9/2016
James A. Rothman	14,592			$10.23	3/31/2011	30,000	(14)	$463,800
James A. Rothman	7,296			$12.92	2/27/2013
James A. Rothman	30,353	22,765	(15)	$10.38	11/9/2014
James A. Rothman	8,571	51,429	(16)	$12.66	2/9/2016
James A. Rothman		90,000	(17)	$13.00	11/9/2016
Joseph M. Pimbley	43,776			$12.13	3/20/2012	31,500	(18)	$486,990
Joseph M. Pimbley	26,417	19,813	(19)	$10.38	11/9/2014
Joseph M. Pimbley	6,000	36,000	(20)	$12.66	2/9/2016
Joseph M. Pimbley		105,000	(21)	$13.00	11/9/2016

       (1) Vest in equal installments on each of the next three 6 month anniversaries of November 10, 2006.

       (2) These shares will vest on September 30, 2007.

       (3) Vest in equal installments on each of the next five 6 month anniversaries of February 9, 2007.

       (4) Vest in equal installments on the next four anniversaries of November 10, 2006.

       (5) Vest in equal installments on each of the next seven 6 month anniversaries of November 10, 2006.

       (6) Vest in equal installments on the next four anniversaries of November 10, 2006.

       (7) Vest in equal installments on each of the next three 6 month anniversaries of November 10, 2006.

       (8) Vest in equal installments on each of the next five 6 month anniversaries of February 9, 2007.

       (9) Vest in equal installments on each of the next seven 6 month anniversaries of November 10, 2006.

(10) Vest in equal installments on the next four anniversaries of November 10, 2006.

(11) Vest in equal installments on each of the next three 6 month anniversaries of November 10, 2006.

(12) Vest in equal installments on each of the next five 6 month anniversaries of February 9, 2007.

(13) Vest in equal installments on each of the next seven 6 month anniversaries of November 10, 2006.

(14) Vest in equal installments on the next four anniversaries of November 10, 2006.

(15) Vest in equal installments on each of the next three 6 month anniversaries of November 10, 2006.

(16) Vest in equal installments on each of the next five 6 month anniversaries of February 9, 2007.

(17) Vest in equal installments on each of the next seven 6 month anniversaries of November 10, 2006.

(18) Vest in equal installments on the next four anniversaries of November 10, 2006.

(19) Vest in equal installments on each of the next three 6 month anniversaries of November 10, 2006.

(20) Vest in equal installments on each of the next five 6 month anniversaries of February 9, 2007.

(21) Vest in equal installments on each of the next seven 6 month anniversaries of November 10, 2006.

Option Exercise and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan S. Roseman			111,738	$1,569,919

Potential Payments Upon Termination or Change-of-Control

Severance Benefits Provided Pursuant to Employment Agreements

Under the terms of their respective employment agreements, the named executive officers are entitled to severance and other benefits following certain terminations of their employment. These benefits are summarized below. The amounts of potential post employment payments and benefits assume that the termination occurred on December 31, 2006.

Alan S. Roseman.   If we terminate Mr. Roseman’s employment without cause or if he terminates his employment as a result of a “constructive termination,” as defined in his employment agreement, we are required to pay him his base salary through the date of termination, accrued but unused vacation pay, any other amounts earned, accrued or owing to him but not yet paid and other benefits in accordance with our applicable plans and programs. In addition, upon his execution of a release of all claims against us, Mr. Roseman will be entitled to (i) a pro-rata annual incentive award for the year of termination calculated on the basis of the prior year’s annual incentive award paid to Mr. Roseman, (ii) a lump sum severance payment equal to two times his base salary as of the date of termination, (iii) full vesting of all restricted stock and stock options and (iv) payment of COBRA premiums for the entire period of eligibility and continued participation in all of our welfare plans until the earlier of one year from termination or the receipt of equivalent coverage from a subsequent employer.

Edward U. Gilpin.   If we terminate Mr. Gilpin’s employment without cause or if he terminates his employment as a result of a “constructive termination,” as defined in his employment agreement, we are required to pay him his base salary through the date of termination, accrued but unused vacation pay, any other amounts earned, accrued or owing to him but not yet paid and other benefits in accordance with our applicable plans and programs. In addition, upon the execution of a release of all claims against us, Mr. Gilpin will be entitled to (i) a pro-rata annual incentive award for the year of termination, (ii) a lump sum severance payment equal to two years of base salary as of the date of termination and (iii) payment of COBRA premiums for the entire period of eligibility and continued participation in all of our welfare plans until the earlier of one year from termination and equivalent coverage from a subsequent employer.

Other Named Executive Officers.   If we terminate a named executive officer’s employment without cause or if he or she terminates his or her employment as a result of a “constructive termination,” as defined in his or her employment agreement, we are required to pay such executive his or her base salary through the date of termination, accrued but unused vacation pay, any other amounts earned, accrued or owing to him or her but not yet paid and other benefits in accordance with our applicable plans and programs. In addition, upon the execution of a release of all claims against us, the executive will be entitled to (i) a pro-rata annual incentive award for the year of termination, (ii) a lump sum severance payment equal to one year of base salary as of the date of termination and (iii) payment of COBRA premiums for the entire period of eligibility and continued participation in all of our welfare plans until the earlier of one year from termination and equivalent coverage from a subsequent employer.

Below is a table setting forth the estimated aggregate amount of the payments discussed above assuming a December 31, 2006 termination date (and, where applicable, no offset due to eligibility to receive medical benefits from a subsequent employer) and assuming the options and restricted shares became vested, the options were exercised and the common stock were sold on such date.

Name	Severance Amount	Vesting of Stock Options and Restricted Stock	Cost of continuing medical benefits and COBRA Premiums
Alan S. Roseman	$3,300,000	$4,682,133.60	N/A
Edward U. Gilpin	$1,500,000	N/A	$21,436
Laura U. Schwartz	$1,025,000	N/A	$21,436
James A. Rothman	$1,025,000	N/A	$21,436
Joseph M. Pimbley	$975,000	N/A	$21,436

Additional Change-in Control Payments Provided Pursuant to Employment Agreements

Alan S. Roseman.   If a “change of control” of the Company, as defined in Mr. Roseman’s employment agreement, occurs during his employment, Mr. Roseman’s restricted stock and stock options will become fully vested and Mr. Roseman will be entitled to a gross-up for any excise taxes imposed on him by section 4999 of the tax code.

Edward U. Gilpin.   If a “change of control” of the Company, as defined in Mr. Gilpin’s employment agreement, occurs during his employment Mr. Gilpin’s restricted stock and stock options will become fully vested.

Below is a table setting forth the estimated aggregate amount of the payments discussed above assuming a change-in-control date of December 31, 2006 and assuming the shares of common stock underlying the options and the previously restricted shares were sold on such date.

Name	Cash out of Equity Amount	Gross-up for excise taxes
Alan S. Roseman	$4,682,133.60	$0
Edward U. Gilpin	$1,382,936.48	N/A

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for future issuances under our equity compensation plans as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders	4,137,202	(1)	$11.52	(2)	2,190,770
Equity Compensation Plans Not Approved by Security Holders	111,738	(3)	N/A		N/A
Total	4,248,940	(1)	$11.52	(2)	2,190,770

(1)          Includes 240,154 shares of restricted stock granted pursuant to the Amended and Restated 2006 Stock Incentive Plan.

(2)          Applies to options only.

(3)          Represents restricted shares held by our CEO that will vest on September 30, 2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under our written Related Party Transaction Policy, all transactions involving any of our directors, executive officers or greater than five percent (5%) stockholders, as well as any members of their family or entities in which they have a material interest, must be referred to our General Counsel to determine if it constitutes a related party transaction. If our General Counsel determines that a transaction or relationship constitutes a “related party transaction” within the meaning of Item 404(a) of SEC Regulation S-K, our General Counsel will refer the transaction pursuant to the following standards. Related party transactions involving executive officers (other than the CEO or the General Counsel) and/or their immediate family members will be referred to the CEO and the General Counsel. Related party transactions involving the General Counsel and/or her immediate family members will be referred to the CEO. Related party transactions involving more than five percent (5%) stockholders, directors, director nominees or the CEO and/or their immediate family members will be referred to the nominating and governance committee. All determinations by the CEO or the General Counsel will be reported to the nominating and governance committee at its next regularly scheduled meeting.

Our CEO and the General Counsel or the nominating and governance committee will approve or ratify each such transaction if it is consistent with the policy. In determining whether to approve a related party transaction, the CEO and the General Counsel and the nominating and governance committee will consider, among other things, the following factors:  whether the terms of the transaction are fair to the Company; whether the terms of the transaction would have been the same had the transaction not involved a related party; whether there are business reasons for the Company to enter into the transaction; whether the transaction would impair the independence of an outside director; whether the transaction would present an improper conflict of interest for any director or executive officer of the Company; and whether the transaction is material. The types of related party transactions covered by the policy are those that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

The nominating and governance committee was formed upon the listing of our common stock on the NYSE on November 10, 2006. Our Related Party Transaction Policy was not adopted until the first quarter 2007. During 2006, potential related party transactions were referred to our General Counsel for review for the existence of potential conflicts of interest. These transactions were discussed with, and approved by, our CEO and, on an as needed basis, our Board or, following its formation, the nominating and governance committee.

Since January 1, 2006, the following transactions were addressed by our related party transaction policies:

BSMB/ACA LLC, our largest stockholder owning 27.7% of our outstanding common stock as of March 27, 2007, is a Bear Stearns Merchant Banking, LLC sponsored investment vehicle. Bear Stearns Merchant Banking is the private equity arm of Bear, Stearns & Co. Inc., a wholly-owned subsidiary of The Bear Stearns Companies Inc. In April 2006, we transferred our position in an insured credit swap as a protection seller under one structured credit transaction to Bear, Stearns & Co. Inc. for which Bear, Stearns & Co. Inc. paid us $839,000. Bear, Stearns & Co. Inc. also performed investment banking services on two CDO transactions in 2006 sponsored by us in connection with which Bear Stearns & Co. Inc. received structuring and placement fees of approximately $17.9 million. We were also paid structuring fees and fees for management of the assets during the warehouse phase on these transactions in the aggregate amount of approximately $6.5 million. In May 2006, we entered into a credit agreement in which Bear Stearns Corporate Lending Inc. is a lender and has and will in the future earn customary fees. Bear Stearns Corporate Lending Inc. is an affiliate of Bear, Stearns & Co. Inc. In November 2006, Bear, Stearns & Co. Inc. participated as one of the joint book-running managers of our IPO. We paid Bear, Stearns & Co. Inc. approximately $1.4 million in commissions and related fees pursuant to a customary underwriting agreement among us and the several underwriters in connection with that offering. We also paid an affiliate of BSMB/ACA LLC a portfolio monitoring fee of approximately $0.3 million in 2006 under a professional services agreement. In March 2007, we entered into an insured credit swap with Bear Stearns Credit Products Inc., an affiliate of Bear Stearns & Co. Inc. The first quarterly payment for this insured credit swap is payable to us in June 2007. Two BSMB/ACA LLC representatives presently serve on our Board, including our chairman.

In 2002, we retained Stephens Capital Management (“Stephens”) as one of our investment managers and paid investment management fees of $0.7 million to Stephens during 2006. This investment manager is affiliated with SF Holding Corp. (f/k/a Stephens Group Inc.). The investment management agreement was terminated upon the consent of both parties effective as of January 31, 2007. In November 2006, Stephens Inc., an affiliate of SF Holding Corp., participated as one of the managers of our IPO. We paid Stephens Inc. approximately $700,000 in commissions and related fees pursuant to a customary underwriting agreement among us and the several underwriters in connection with that offering. SF Holding Corp. is our second largest stockholder, owning 13.3% of our outstanding common stock as of March 27, 2007. One SF Holding Corp. representative presently serves on our Board.

We believe all the transactions listed above are on terms comparable to those that could have been obtained from unaffiliated third parties.

We have entered into indemnity agreements with two of our directors, William H. Lacy and Douglas L. Jacobs, under which we agreed to indemnify Mr. Lacy or Mr. Jacobs if either is made, or threatened to be made, a party to any action or proceeding (including an action by or in the right of us), whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of us, or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any judgments, fines, amounts paid in settlement and reasonable expenses which he incurs, subject to the limitations imposed by Delaware law. Under Delaware law, we are permitted to indemnify our directors, officers, employees and other agents, within the limits established by our Bylaws and public policy, pursuant to an express contract. Delaware law generally permits indemnification of expenses actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel (if a quorum of independent directors is not obtainable) or by a majority vote of a quorum of the stockholders (excluding shares owned by the indemnified party) that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. In addition, we maintain liability insurance covering all of our directors and officers. There is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

On September 30, 2004, pursuant to an employment contract approved by our Board, we granted 55,869 shares of restricted stock to our CEO, Alan S. Roseman, which totaled approximately $3.5 million. We loaned Mr. Roseman $1,372,892 to fund taxes associated with his Section 83(b) election in connection with the grant. The loan accrued interest at 3.56%, the applicable federal rate provided by the Internal Revenue Service for the month the loan was originated. The largest aggregate amount of indebtedness outstanding in 2006 was $1,380,902. On May 2, 2006, Mr. Roseman paid the outstanding principal balance and accrued interest in the amount of $1,126,312 in full. See “Compensation of Executive Officers—Employment Agreements” above.

Pursuant to employment agreements approved by our Board in 2001, our Executive Vice President and CFO, Edward U. Gilpin, and our then Executive Vice President—Head of Credit, William Tomljanovic, each purchased 8,789 shares of our common stock in exchange for a $500,000 10-year promissory note payable to us. The promissory notes accrued interest at the 10-year U.S. Treasury rate. Under Mr. Gilpin’s note the largest aggregate amount of indebtedness outstanding in 2006 was $560,533. Mr. Gilpin made principal and interest payments on the note in the aggregate amount of $171,600 and the remaining balance was forgiven by the Company in the first quarter of 2006. Under Mr. Tomljanovic’s note the largest aggregate amount of indebtedness outstanding in 2006 was also $560,533. Mr. Tomljanovic made principal and interest payments on the note in the aggregate amount of $190,350 and the remaining balance was forgiven by the Company in the first quarter of 2006.

Stockholders Agreement

We and some of our stockholders are parties to a stockholders agreement. The parties to the stockholders agreement owned in the aggregate 29,213,832 shares as of March 27, 2007, which was approximately 79% of our then outstanding common stock.

The stockholders agreement states that each stockholder that is a party to that agreement is required to vote and take all other necessary or desirable actions within its control in its capacity as a stockholder, and that we take all necessary or desirable actions within our control, so that the following individuals are elected to our Board:

•       two members of our senior management, one of which must be our CEO and another who must be a member of our executive management team that is nominated by our CEO;

•       one director nominated by BSMB/ACA LLC if BSMB/ACA LLC and its affiliates hold 10% or more of its original stock holdings, two directors nominated by BSMB/ACA LLC if BSMB/ACA LLC and its affiliates hold 25% or more of its original stock holdings and three directors nominated by BSMB/ACA LLC if BSMB/ACA LLC and its affiliates hold 50% or more of its original stock holdings, and at all times two independent directors nominated by BSMB/ACA LLC not employed by the Company, the Bear Stearns Companies, Inc. or any stockholder;

•       one director nominated by SF Holding Corp. (f/k/a Stephens Group, Inc.) if SF Holding Corp. holds 10% or more of our common stock;

•       one director nominated by Chestnut Hill ACA, LLC if Chestnut Hill ACA, LLC holds 10% or more of our common stock; and

•       one director nominated by Third Avenue Trust if Third Avenue Trust holds 10% or more of our common stock.

BSMB/ACA LLC owns all of its original stock holdings and thus has the right under the stockholders agreement to nominate three directors, plus two independent nominees approved by our Board. For the Annual Meeting, BSMB/ACA LLC has selected Messrs. King, Juneja, Jacobs and Lacy as its nominees, with Messrs. Jacobs and Lacy being the two independent nominees. BSMB/ACA LLC has not exercised its right to nominate a third director as a BSMB/ACA LLC representative. In addition, Mr. Roseman (as CEO) has nominated Mr. Gilpin, SF Holding Corp. has nominated Mr. Stephens, Chestnut Hill ACA, LLC has nominated Mr. Berylson and Third Avenue Trust has nominated Mr. Barse.

So long as each of (i) BSMB/ACA LLC and its affiliates hold 10% or more of our outstanding common stock and (ii) AEGON, N.V. and its affiliates (including, without limitation, Life Investors Insurance Company of America and Transamerica Life Insurance Company) hold 5% or more of our outstanding common stock, such stockholder shall have the right to designate a Board observer to attend each meeting of our Board and any committee of our Board. Any Board observer may be excluded from any Board or committee meeting (or any portion of a meeting) if our Board determines in good faith that such exclusion is required to preserve any evidentiary privilege or, based upon the subject matter of the meeting (or parts of the meeting), a conflict between ACA and such stockholder may be deemed to exist (determined in the good faith judgment of our Board). As of March 27, 2007, BSMB/ACA LLC held 27.7% of our then outstanding common stock and affiliates of AEGON, N.V. held 4.0% of our then outstanding common stock.

The chairman of our Board is required to be an individual nominated by BSMB/ACA LLC and, subject to compliance with applicable NYSE and SEC independence requirements, any committee of our Board shall include at least one individual nominated by BSMB/ACA LLC. The composition of the Board of ACA Financial Guaranty Corporation and any other subsidiary of the Company that BSMB/ACA LLC may reasonably designate is required be the same as that of our Board unless prohibited by law, in which case the composition of such subsidiary board shall include at least one BSMB/ACA LLC director unless BSMB/ACA LLC otherwise consents. The stockholders agreement provides that, in the event of a conflict between the Securities Act, the Exchange Act or the rules and regulations of any exchange of which our common stock is traded and the terms of the stockholders agreement, the listing requirements and/or the applicable securities laws will prevail.

Each of our employees who is a party to the stockholders agreement must appoint BSMB/ACA LLC as proxy and attorney-in-fact to vote for the election and/or removal of directors. If such an employee ceases to be employed by us, our Board may elect to have us purchase all or any portion of shares owned by the employee. The purchase price of these shares will be determined pursuant to a formula in the stockholders agreement and may not be equal to the market price at the time of termination or repurchase.

AUDIT AND INVESTMENT COMMITTEE REPORT

The Audit and Investment Committee Report that follows will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act or under the Exchange Act except to the extent that we specifically incorporate the information by reference, and will not otherwise be deemed filed under these Acts.

The audit and investment committee consists of the following members of the Board: Douglas L. Jacobs (chairman), Robert Juneja and William H. Lacy. The Board has determined that Messrs. Jacobs and Lacy are independent, Mr. Jacobs meets the SEC criteria for an “audit committee financial expert,” and each of the members to be “financially literate” under the requirements of the NYSE. Within 12 months after our listing on the NYSE (no later than November 10, 2007), all of the members of the audit and investment committee will be independent as of such date in accordance with the NYSE and SEC rules.

The audit and investment committee operates under a written charter adopted by our Board. A copy of the charter is attached to this Proxy Statement as Appendix A. The audit and investment committee annually reviews its charter to ensure that it is meeting all relevant audit and investment committee policy requirements of the SEC, the Public Company Accounting Oversight Board (United States) and the NYSE.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of ACA’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operation and cash flows of ACA in conformity with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The audit and investment committee’s responsibility is to monitor and oversee these processes. However, none of the members of the audit and investment committee is professionally engaged in the practice of accounting or auditing nor are any of the members of the audit and investment committee experts in those fields. The audit and investment committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors.

The audit and investment committee held seven committee meetings during 2006. The meetings were designed, among other things, to facilitate and encourage communication among the audit and investment committee, management, the internal auditors and ACA’s independent auditors, Deloitte, an independent registered public accounting firm. We discussed with ACA’s internal auditors, who were appointed following our IPO, and Deloitte the overall scope and plans for their respective audits. We met with Deloitte, with and without management present, to discuss the results of it examination and its evaluation of ACA’s internal controls.

The audit and investment committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with management and Deloitte. We also discussed with management and Deloitte the process used to support certifications by ACA’s CEO and CFO that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany ACA’s periodic filings with the SEC.

The audit and investment committee also discussed with Deloitte matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of ACA’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The audit and investment committee also discussed with Deloitte their independence from ACA. When determining Deloitte’s independence, we considered whether its provision of services to ACA beyond those rendered in connection with its audit of ACA’s consolidated financial statements and reviews of ACA’s consolidated financial statements included in ACA’s Quarterly Reports on Form 10-Q was compatible with maintaining its independence. The audit and investment committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte.

The audit and investment committee has received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees”.

Based upon the review and discussions referred to above, we recommended to the Board, and the Board has approved, that ACA’s audited financial statements be included in the 2006 Form 10-K. The audit and investment committee also approved the engagement of Deloitte as ACA’s independent auditors for 2007.

The audit and investment committee has been advised by Deloitte that neither it nor any of its members has any financial interest, direct or indirect, in any capacity in ACA or its subsidiaries.

This report is respectively submitted by the audit and investment committee.

Audit and Investment Committee
Douglas L. Jacobs, Chairman
William H. Lacy
Robert Juneja

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit and investment committee approved the engagement of Deloitte as ACA’s independent registered public accounting firm for 2007 to examine ACA’s financial statements for the fiscal year ending December 31, 2007. Although ratification is not required by our Certificate of Incorporation, our Bylaws, Delaware law or otherwise, the audit and investment committee and our Board are requesting that stockholders ratify this appointment as a means of soliciting the opinions of stockholders and as a matter of good corporate practice.

Votes Required and Recommendation of the Board

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal is required to ratify the selection of Deloitte. An abstention is treated as being present and entitled to vote on the matter and, therefore, has the effect of a vote against this proposal. Under NYSE regulations, a broker, bank or other nominee may exercise discretionary voting power for the ratification of the appointment of the Company’s independent auditor.

If the stockholders do not ratify the selection, the audit and investment committee will consider any information submitted by the stockholders in connection with the selection of the independent auditor for 2008. Even if the selection is ratified, the audit and investment committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit and investment committee believes such a change would be in the best interest of the Company and its stockholders.

We expect that a representative of Deloitte will be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended December 31, 2006 and 2005, professional services were performed by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte & Touche”) for the Company and certain of its subsidiaries. The following is a description of such services and the fees billed by Deloitte & Touche in relation thereto.

Audit Fees

This includes fees billed by Deloitte & Touche in connection with the audit of our Company’s and certain of our subsidiaries’ annual financial statements, the review of our interim financial statements and the audit of our 401k plan. Also included are fees for services performed by Deloitte & Touche that are closely related to audits and in many cases could only be provided by our independent registered public accounting firm. Such services may include comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC and other regulatory bodies. In addition, fees billed by Deloitte & Touche include services performed in connection with our IPO in 2006. The aggregate fees billed by Deloitte & Touche for audit services for 2006 and 2005 were approximately $1.9 million and $0.8 million, respectively.

Audit-Related Fees

This includes due diligence services related to accounting consultations, internal control reviews not required by regulators and certain attestation services as well as certain agreed-upon-procedures. The aggregate fees billed by Deloitte & Touche for audit related services rendered to our Company and subsidiaries for 2006 were approximately $60 thousand. There were no fees billed by Deloitte & Touche for audit related services for 2005.

Tax Compliance Fees

This includes corporate tax compliance services. Deloitte & Touche did not provide our Company or any of our subsidiaries with tax compliance related services during 2006 or 2005.

All Other Fees

No other fees were billed for services during 2006 or 2005.

Pre-approval of Services by the Independent Registered Public Accounting Firm

The charter of the audit and investment committee authorizes the audit and investment committee to pre-approve and review quarterly non-audit services not prohibited by applicable law, and the respective related fees, provided by and to the independent auditor. In the first quarter 2007, the audit and investment committee passed a resolution authorizing the chairman of that committee to approve all such services with fees less than $50,000 and to report all such approvals to the committee at its next regularly-scheduled meeting. For the period of time during 2006 after the IPO were pre-approved by the audit and investment committee prior to the commencement of such services.

STOCKHOLDER PROPOSALS

If you intend to present a proposal at our annual meeting for 2008, and you wish to have the proposal included in our proxy statement for that meeting, you must submit the proposal in writing to the Secretary at the address below. The Secretary must receive this proposal no later than December 27, 2007. Your proposal must satisfy the requirements set forth in Rule 14a-8 under the Exchange Act for the proposal to be included in that proxy statement.

Any stockholder proposal submitted for consideration at next year’s annual meeting but not submitted for inclusion in the proxy statement as provided above that is received by us after March 11, 2008, will not be considered filed on a timely basis with us under Rule 14a-4(c)(1) under the Exchange Act. For such proposals that are not timely filed, we retain discretion to vote proxies we receive. For such proposals that are timely filed, we retain discretion to vote proxies we receive provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise voting discretion; and (2) the proponent does not issue a proxy statement.

Stockholders can suggest director candidates for consideration by writing to the Secretary at the address below. Stockholders should provide the candidate’s name, biographical data, qualifications and the candidate’s written consent to being named as a nominee in our proxy statement and to serve as a director, if elected. Stockholders should also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. The nominating and governance committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the candidate. Possible candidates who have been suggested by stockholders are evaluated by the nominating and governance committee in the same manner as are other possible candidates. See “Corporate Governance—Director Qualifications” above.

Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the following address:

General Counsel and Secretary
ACA Capital Holdings, Inc.
140 Broadway, 47th Floor
New York, New York 10005

The Secretary will forward the proposals and recommendations to the nominating and governance committee for consideration.

COST OF SOLICITATION

We will bear all costs of the Annual Meeting and the solicitation. Upon request, we will reimburse banks, brokers and other nominees for the expenses they incur in forwarding the proxy materials to you.

In addition to mailing the proxy materials, members of our Board, officers and employees may solicit proxies by telephone, by fax or other electronic means of communication, or in person. They will not receive any compensation for their solicitation activities in addition to their regular compensation. We have not engaged an outside solicitation firm.

OTHER MATTERS

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

For the Board of Directors,

Nora J. Dahlman
Senior Managing Director, General Counsel and Secretary
April 25, 2007

APPENDIX A

ACA Capital Holdings, Inc.

Audit and Investment Committee Charter

Purpose

The general purpose of the Audit and Investment Committee (the “Committee”) of the Board of Directors (the “Board”) of ACA Capital Holdings, Inc. (the “Company”) is to oversee the accounting and financial statements of the Company and audits of the Company’s financial statements. The Committee shall (a) be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm engaged by the Company (the “independent auditor”) in connection with the issuance of an audit report or related work, (b) assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the appropriateness of the Company’s accounting policies and procedures, (iii) the Company’s compliance with legal and regulatory requirements as they relate to the Company’s financial statements, (iv) the independent auditor’s qualifications, independence and performance, (v) the performance of the Company’s internal audit function, and (c) oversee, direct and review the management of the Company’s investment portfolios.

The Committee shall prepare any report or other disclosure required by the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

This Charter has been adopted and approved by the Board and may be amended by the Board from time to time in compliance with applicable laws, rules and regulations, including the applicable rules of the SEC and the New York Stock Exchange (collectively, the “Applicable Rules”). The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance and report the results of such review to the Board. To the extent required by the Applicable Rules, a copy of this Charter will be attached as an appendix to the Company’s annual proxy statement at least once every three years and included on the Company’s website.

Committee Membership

The Committee shall be composed of no fewer than three members of the Board, each of whom shall meet the independence and experience requirements set forth in the Applicable Rules.

Each Committee member shall be financially literate as required by the Applicable Rules or shall become financially literate within a reasonable time after his or her appointment to the Committee. At least one Committee member must be a financial expert and must have accounting or related financial management expertise each as defined by the Applicable Rules.

If a member serves on the audit committee of more than two other public companies, the member must so inform the Company’s Nominating and Governance Committee; the Nominating and Governance shall determine whether such simultaneous service would impair the ability of such member to effectively serve on the Committee.

The members of the Committee shall be appointed by the Board. One member of the Committee shall be designated chairperson of the Committee. Any vacancy of the Committee shall be filled by a majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. Members may be removed at any time upon the determination of the Board.

Procedure and Meetings

The Committee may create its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet as provided by any rules it may adopt and as often as it deems appropriate, but not less than once quarterly. The Committee may hold special meetings as circumstances require. Meetings of the Committee shall be called by the chairperson of the Committee. The chairperson will preside at each meeting of the Committee and, in consultation with the other members of the Committee, set the agenda of items to be addressed at each meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The act of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee.

Committee members may attend meetings in person, by conference call or through other means by which each member may hear and be heard by each other member, and the Committee may also act by unanimous written consent. At the discretion of the Committee, other members of the Board and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. Minutes shall be kept for each meeting of the Committee. The chairperson shall be responsible for reporting to the Board at its next regularly scheduled meeting following a meeting of the Committee.

Committee Powers, Authority, Duties and Responsibilities

In furtherance of its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the Board and the stockholders that the corporate accounting and reporting practices of the Company are in accordance with all applicable legal and regulatory requirements.

In carrying out these responsibilities and duties, the Committee shall:

1.                 Be directly responsible for (a) the appointment, evaluation, compensation and oversight of the work of the independent auditor, who shall report directly to the Committee, and (b) the approval of all audit engagement fees and terms and any audit, audit-related, tax or other services (to the extent permitted under applicable law) with the independent auditor. The Committee shall approve in advance the provision by the independent auditor of all services to be performed by the independent auditor. The Company shall provide for appropriate funding, as determined by the Committee, to compensate the independent auditor for the provision of any approved services.

2.                 Take appropriate action to oversee the independence of the independent auditor, including:

(a)          reviewing and evaluating (i) the experience and qualifications of the senior members of the independent auditor team, (ii) the qualifications, performance and independence of the independent auditor, including the review and evaluation of the lead partner of the independent auditor, (iii) whether the auditor’s quality controls are adequate, and (iv) whether the provision of non-audit services is in compliance with applicable law and compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditor;

(b)         pre-approving and reviewing quarterly non-audit services not prohibited by applicable law, and the respective related fees, provided by and to the independent auditor;

(c)          ensuring its receipt at least annually from the independent auditor, reviewing and discussing with the independent auditor, as appropriate in the Committee’s discretion, a formal written report from the independent auditor delineating (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised within the preceding five years by the independent auditor’s internal quality-control reviews, by peer reviews of the firm, or by any governmental, professional or other inquiry or investigation relating to any audit conducted by the firm, and any steps taken to deal with such issues, and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company;

(d)         taking appropriate action or recommending to the Board such appropriate action, as necessary, on any disclosed relationships to satisfy itself of the independent auditor’s independence;

(e)          complying with all relevant laws and regulations relative to the independence of the independent auditor, including but not limited to (i) rotation of outside audit personnel and the lead audit partner as required by law and (ii) the performance of services by an outside audit firm when a former employee of that firm currently serves as chief executive officer, chief financial officer, chief accounting officer or in an equivalent position of the Company;

(f)            establishing or modifying hiring policies relating to the retention by the Company of employees or former employees of the independent auditor; and

(g)          terminating or replacing the independent auditor, such responsibility being solely that of the Committee.

3.                 Meet with management, the chief internal auditor, if any, and the independent auditor in separate executive sessions at least quarterly.

4.                 Review and discuss with management and the independent auditor (and where appropriate the internal auditor, if any) at the completion of the annual and each quarterly examination:

(a)          the Company’s annual audited and quarterly financial statements, including (i) the Company’s disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and, in the case of quarterly financial statements, the results of the independent auditor’s reviews of the quarterly financial statements and  (ii) any items required to be communicated to the Committee by the independent auditor in accordance with standards established and amended from time to time by the American Institute of Certified Public Accountants;

(b)         major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal control and special audit steps adopted in light of material deficiencies;

(c)          any analyses or other written communications prepared by management and/or the independent auditor setting forth the significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements;

(d)         the effect of regulatory and accounting initiatives on the financial statements of the Company (including any SEC investigations or proceedings) and any report or opinion proposed to be render in connection therewith;

(e)          any significant changes required in the independent auditor’s audit plan;

(f)            any material correcting adjustments that have been identified by the independent auditor in accordance with GAAP and applicable laws, rules and regulations;

(g)          any material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;

(h)         their assessments of the adequacy of the Company’s internal control structure and procedures of the Company for financial reporting and the resolution of any identified material weaknesses in such internal control structure and procedures; and

(i)            other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards, including under Statement on Auditing Standards No. 61, Communications with Audit Committees.

5.                 Review with the independent auditor any audit problems or difficulties the auditor may have encountered in the course of the audit work, including (a) any restrictions on the scope of the independent auditor’s activities or on access to requested information and (b) any significant disagreements with management. The Committee shall consider discussing with the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the independent auditor’s national office with respect to auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company. The Committee shall have the sole authority to resolve any disagreements between management and the independent auditor.

6.                 Review the scope and general extent of the independent auditor’s annual audit for the current year and other examinations of the Company’s financial information and the audit procedures to be utilized.

7.                 Discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function.

8.                 Discuss with Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material impact on the financial statements, including material notices or inquiries received from government agencies. The Committee shall respond appropriately to any matters reported to the Committee by counsel, including adopting, as necessary, appropriate remedial measures or sanctions, or recommending such action to the Board.

9.                 Approve the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, though this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made), in each case prior to the release or filing thereof.

10.          Discuss with management, other internal staff, and/or the independent auditor about the Company’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures. Also, review, assess and discuss the Company’s guidelines and policies that govern the processes for identifying and assessing significant financial risks or exposures and for formulating and implementing steps to monitor and control such financial risks and exposures to the Company.

11.          Review the internal audit department of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor. The Committee shall receive as necessary notification of material adverse findings from internal audits and a progress report on the proposed internal audit plan, as appropriate, with explanations for changes from the original plan.

12.          Oversee the development by the General Counsel of procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

13.          Report regularly to the full Board and review any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements that may have a material impact on the financial statements or policies related thereto, the performance and independence of the independent auditor, or the performance of the internal audit function.

14.          Review and approve management’s recommended financial goals and requirements, including asset allocation ranges, risk tolerance and maturities for the Company’s investment portfolios.

15.          Review and approve management’s recommended policies and guidelines that direct the investment of the Company’s investment portfolios.

16.          Approve the selection of all outside investment managers and other investment professionals, including investment management consultants, investment custodians and such additional specialists as the Investment Committee or management may deem necessary or desirable and approve all investment management contracts, in each case relating to the Company’s investment portfolios.

17.          Review and evaluate the performance of the Company’s investment portfolios and the investment managers and other investment professionals quarterly to assure adherence to policy guidelines and monitor progress toward achieving investment objectives.

18.          Approve the termination of investment managers and other investment professionals retained in connection with the Company’s investment portfolios.

19.          Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

20.          Have full access to all Company’s books, records, facilities, and personnel.

21.          Obtain, at such times and on such terms as the Committee determines necessary and appropriate in carrying out its duties, and at the Company’s expense, advice and assistance from outside legal, accounting and other advisors as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisors retained by the Committee under this paragraph.

22.          Form, and delegate authority and responsibilities to, subcommittees when it deems appropriate, provided each member of the subcommittee meets the qualifications of the Committee set forth above. Any such subcommittee shall report any actions taken by it to the whole Committee at its next regularly scheduled meeting. The Committee shall periodically review any such delegations and may revoke any such delegation at any time.

22.          Perform such other functions as may be required by applicable laws, rules and regulations and the Company’s Bylaws, or by the Board.

Limitation of the Committee’s Role

The independent auditor and the internal auditing department, if any, shall be ultimately accountable to the Committee, in its capacity as a committee of the Board, and to the full Board. The Committee has the oversight, supervisory and other powers and responsibilities as set forth in this Charter. The Committee may take such actions with respect to such matters as it deems necessary or advisable in fulfilling its duties and the members of the Committee in their judgment may determine the relevance thereof and the attention such items shall receive in any particular context. It is not the duty of the Committee in the first instance to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with GAAP. These matters and tasks are the responsibility of the Company’s management, internal auditor, if any, and the independent auditor, and the Committee has the responsibility to oversee these tasks. It is the responsibility of the Company’s management, internal auditor, if any, and/or the independent auditor to bring appropriate matters to the attention of the Committee, and to keep the Committee informed of matters which the Company’s management, internal auditor, if any, or the independent auditor believe require attention, guidance, resolution or other actions, the bases therefore and other relevant considerations. The Committee shall take such actions with respect to such matters as it deems necessary or advisable in fulfilling its duties identified above.

Revised:   March 22, 2007

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,				Please Mark Here for Address Change or Comments
WILL BE VOTED “FOR” THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1 and 2.

	FOR	WITHHELD FOR ALL

			FOR	AGAINST	ABSTAIN
* ITEM 1. Election of			ITEM APPOINTMENT OF
Directors			2. INDEPENDENT
ACCOUNTANTS

Nominees:

01 David E.	04 David M.	07 Robert Juneja
King	Barse	08 William H. Lacy
02 Alan S.	05 John G.	09 Warren A.
Roseman	Berylson	Stephens
03 Edward U.	06 Douglas L.
Gilpin	Jacobs			WILL ATTEND
			If you plan to attend
If withholding for less than all of the nominees, list			the 2007 Meeting,
the names of the nominee(s) in the space provided			please mark the
for whom you are withholding your vote:			WILL ATTEND box

* The slate of director nominees represents those appointed in accordance with Section 1 of the Stockholder Agreement dated as of September 30, 2004 among ACA Capital Holdings, Inc.,
 BSMB/ACA LLC, and each of the other stockholders of ACA Capital
 Holdings, Inc. signatory thereto, as amended (the “Stockholders
 Agreement”). Parties to the Stockholders Agreement have
 contractually agreed to vote for the nominated slate of directors.

			Date:		, 2007

Signature

			Date:		, 2007

Signature (if
held jointly)

NOTE: Please sign exactly as name
appears hereon. Joint owners should each
sign. When signing as attorney, executor,
administrator, trustee or guardian or other
representative capacity, please give full
title as such. If the stockholder is a or
corporation, limited liability company
partnership, the full entity name should be
inserted and should be signed by an officer
or other authorized person of the entity,
indicating his/her title.

 FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 15, 2007
(the day prior to the May 16, 2007 meeting).

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/aca		1-866-540-5760
Use the internet to vote your proxy.	OR	Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-
by-step instructions will prompt you through enrollment.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ACA CAPITAL HOLDINGS, INC.

The undersigned hereby appoints Edward U. Gilpin and Nora J. Dahlman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of ACA Capital Holdings, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2007 Meeting of Stockholders of the Company to be held May 16, 2007 or at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE

You can now access your ACA CAPITAL HOLDINGS, INC. account online.

Access your ACA Capital Holdings, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for ACA Capital Holdings, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

****TRY IT OUT****

www.melloninvestor.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163